Exhibit 2.1

PURCHASE AGREEMENT

BY AND AMONG

TOMMY HILFIGER CORPORATION,

TOMMY HILFIGER B.V.,

TOMMY HILFIGER HOLDING S.à.R.L.,

STICHTING ADMINISTRATIEKANTOOR ELMIRA,

 ASIAN AND WESTERN CLASSICS B.V.

(solely for the purpose of Section 3.20, Section 4.3, Section 9.2 and Article 10),

PHILLIPS-VAN HEUSEN CORPORATION

AND

PRINCE 2 B.V.

DATED AS OF MARCH 15, 2010

TABLE OF CONTENTS

PAGE

ARTICLE 1

CERTAIN DEFINITIONS

  1

Section 1.1

Certain Definitions

  1

ARTICLE 2

PURCHASE AND SALE

  18

Section 2.1

Purchase and Sale

  18

Section 2.2

Closing

  18

Section 2.3

Purchase Price

  18

Section 2.4

Tax Withholding

  24

Section 2.6

Treatment of Employees

  24

Section 2.7

Adjustment to Consideration

  24

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  24

Section 3.1

Organization and Qualification

  25

Section 3.2

Capitalization of the Group Companies

  25

Section 3.3

Authority

  26

Section 3.4

Financial Statements

  26

Section 3.5

Consents and Approvals; No Violations

  27

Section 3.6

Company Material Contracts

  28

Section 3.7

Absence of Changes

  30

Section 3.8

Litigation

  30

Section 3.9

Compliance with Applicable Law

  30

Section 3.10

Employee Plans

  30

Section 3.11

Environmental Matters

  32

Section 3.12

Intellectual Property

  33

Section 3.13

Labor Matters

  34

Section 3.14

Insurance

  35

Section 3.15

Tax Matters

  35

Section 3.16

Brokers

  37

Section 3.17

Real Property

  37

Section 3.18

Transactions with Affiliates

  38

Section 3.19

No Undisclosed Liabilities

  38

Section 3.21

KL Group Companies

  38

Section 3.22    No Additional Representations

38

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

  39

Section 4.1

Organization and Qualification

  39

Section 4.2

Title to the Shares

  39

Section 4.3

Authority

  40

Section 4.4

Consents and Approvals; No Violations

  41

Section 4.5

Litigation

  42

Section 4.6

Brokers

  42

Section 4.7

Investment Decision

  42

-i-

Section 4.9

No Additional Representations

  42

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

  43

Section 5.1

Organization and Qualification

  43

Section 5.2

Capitalization of Buyer

  43

Section 5.3

Authority

  44

Section 5.4

Reports; Financial Statements; Liabilities

  44

Section 5.5

Consents and Approvals; No Violations

  45

Section 5.6

Litigation

  46

Section 5.7

Compliance with Laws

  46

Section 5.8

Tax

  47

Section 5.9

Intellectual Property

  47

Section 5.10

Absence of Certain Developments

  47

Section 5.11

Solvency

  47

Section 5.12

DGCL Section 203

  48

Section 5.13

Financing

  48

Section 5.14

Investment Decision

  48

Section 5.15

No Additional Representations

  48

ARTICLE 6

COVENANTS

  49

Section 6.1

Conduct of Business of the Company

  49

Section 6.2

Conduct of Business of Buyer

  51

Section 6.3

Tax Matters

  52

Section 6.4

Access to Information

  53

Section 6.5

Efforts to Consummate

  53

Section 6.6

Public Announcements

  55

Section 6.7

Exclusive Dealing

  55

Section 6.8

Employee Benefit Matters

  56

Section 6.9

Termination of Indebtedness; Financing; Financing Cooperation

  58

Section 6.10

Pre-Acquisition Reorganization

  60

Section 6.11

Ancillary Agreements

  61

Section 6.12

Indemnification and Insurance

  61

Section 6.13

Section 16 Matters

  62

Section 6.14

Compliance with WARN Act and Similar Statutes

  62

Section 6.15

NYSE Approval

  62

Section 6.16

Treatment of Stock Purchase Price

  62

Section 6.17

Insurance Cooperation

  63

Section 6.18

Escrow Termination Fee

  63

Section 6.19

Covered Expenses

  63

Section 6.20

Intercompany Receivables

  63

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

  63

Section 7.1

Conditions to the Obligations of the Company, Buyer and Sellers

  63

Section 7.2

Other Conditions to the Obligations of Buyer

  64

-ii-

Section 7.3

Other Conditions to the Obligations of the Company and Sellers

  65

Section 7.4

Frustration of Closing Conditions

  66

ARTICLE 8

TERMINATION; AMENDMENT; WAIVER

  66

Section 8.1

Termination

  66

Section 8.2

Termination Fee

  67

Section 8.3

Effect of Termination

  67

Section 8.4

Amendment

  68

Section 8.5

Extension; Waiver

  68

ARTICLE 9

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

  68

Section 9.1

Survival of Representations, Warranties and Covenants

  68

Section 9.2

KL Business Indemnification; Further Assurances

  68

Section 9.3

Further Indemnity

  69

ARTICLE 10

MISCELLANEOUS

  69

Section 10.1

Entire Agreement; Assignment

  69

Section 10.2

Notices

  69

Section 10.3

Governing Law

  70

Section 10.4

Fees and Expenses

  71

Section 10.5

Construction; Interpretation

  71

Section 10.6

Exhibits and Schedules

  71

Section 10.7

Parties in Interest

  71

Section 10.8

Severability

  72

Section 10.9

Counterparts; Facsimile Signatures

  72

Section 10.10

Knowledge

  72

Section 10.11

Waiver of Jury Trial

  72

Section 10.12

Jurisdiction and Venue

  72

Section 10.13

Remedies; Limitation on Damages; Liabilities

  73

EXHIBITS
A	—	Forms of Management Term Sheets
B	—	Form of Stockholder Agreement
C	—	Joint Venture Agreement Term Sheet
D	—	Form of Notarial Deed of Transfer

-iii-

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of March 15, 2010, is made by and among TOMMY HILFIGER CORPORATION, a British Virgin Islands corporation (“BVI Seller”), TOMMY HILFIGER B.V., a Dutch limited liability company (the “Company”), TOMMY HILFIGER HOLDING S.à.R.L., a Luxembourg limited liability company (“Lux Seller”), STICHTING ADMINISTRATIEKANTOOR ELMIRA, a foundation under Dutch law (stichting) (the “Foundation”, together with Lux Seller, the “Sellers”), PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (“Buyer”), PRINCE 2, B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of Buyer (“BV Buyer”, together with Buyer, the “Buyers”) and, solely for the purpose of Section 3.20, Section 4.3, Section 9.2 and ARTICLE 10, ASIAN AND WESTERN CLASSICS B.V., a  Dutch limited liability company (“KL Company”).  The Company, Sellers and Buyer shall be referred to herein from time to time collectively as the “Parties”.

WHEREAS, Sellers are the sole stockholders of the Company and together they own all of the issued and outstanding capital stock of the Company (the “Shares”).

WHEREAS, BVI Seller is the sole stockholder of Tommy Hilfiger U.S.A., Inc., a Delaware corporation (“USco”), and owns beneficially and of record all of the issued and outstanding capital stock of USco (the “USco Shares”).

WHEREAS, the Parties desire that, subject to the terms and conditions hereof, Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the Shares.

WHEREAS, concurrently with the execution of this Agreement, Mr. Tommy Hilfiger has entered into a binding memorandum of understanding with respect to certain amendments to his employment agreement, attached hereto as Schedule 1.1.

WHEREAS, concurrently with the execution of this Agreement, each of the individuals listed on Schedule 1.2 are entering into a term sheet, each in the forms attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1

Certain Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

 “Acceptable Financing” has the meaning set forth in Section 6.9(c).

“Accounting Firm” has the meaning set forth in Section 2.3(f)(ii).

“Accounting Principles” means (i) with respect to Net Working Capital, as prepared in good faith and calculated in accordance with the same accounting methodologies, principles and procedures used in, and on a basis consistent with, those applied by the Company in preparing the Interim Financial Statements as of December 31, 2009 (including calculating reserves in accordance with the same methodology used to calculate such reserves in preparation of the Interim Financial Statements as of December 31, 2009), except that the calculation of Net Working Capital shall (A) not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (B) not reflect, any additional type of reserve or accrual that is not reflected on the Interim Financial Statements as of December 31, 2009, (C) exclude the effect of any act, decision or event occurring on or after Closing to the extent taken or instigated by Buyer or the Group Companies after the Closing and (D) utilize the policies and procedures utilized in deriving the amounts set forth on Schedule 1.3 and (ii) with respect to Closing Date Indebtedness, as prepared in good faith and calculated in accordance with the same accounting methodologies, principles and procedures used in, and on a basis consistent with, those applied by the Company in preparing the Interim Financial Statements as of December 31, 2009 with respect to all items included in Closing Date Indebtedness.  For further clarification, if alternative methodologies exist for calculating asset and liability balances for the Included Accounts or the included Indebtedness items, the methodology utilized in preparation of the Interim Financial Statements as of December 31, 2009 shall be employed.

“Action” has the meaning set forth in Section 3.8.

“Actual Adjustment” means an amount equal to the sum of (a) the Final Closing Date Net Working Capital minus the Estimated Closing Date Net Working Capital plus (b) the Estimated Closing Date Indebtedness minus the Final Closing Date Indebtedness.  The Actual Adjustment may be a negative or positive number (a negative number signifying an amount due to Buyer and a positive number signifying an amount due to Sellers).

“Adjustment Date” has the meaning set forth in the definition of “Cash Component”.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.  For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affiliate Transaction” has the meaning set forth in Section 3.18.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Agreements” means the Escrow Agreement, the Termination Fee Escrow Agreement, the agreement to be entered into on substantially the same terms set forth in the form of Stockholders Agreement attached as Exhibit B (the “Stockholders Agreement”) and the agreement to be entered into on substantially the same terms set forth in the Joint Venture Agreement Term Sheet attached as Exhibit C (the “Joint Venture Agreement”).

“Apax” means Apax Partners, L.P.

“Applicable Ticking Fee Amount” shall mean, in each case subject to the Adjustment Date conditions having been satisfied, €170,000 for any date immediately following the Adjustment Date through the 105th calendar day after the date hereof, €255,000 for any date beginning on the 106th calendar day after the date hereof through the 135th calendar day after the date hereof and €370,000 for any date beginning on the 136th calendar day after the date hereof through the date immediately preceding the Closing Date, provided, that for any day on which the transactions contemplated by this Agreement are delayed solely as a result of a Tolling Event, the dates set forth in this definition shall be extended accordingly (for example, in the event that there is a Tolling Event which lasts for 20 calendar days, the dates set forth in this definition shall be deemed to read the 125th, 126th, 155th and 156th calendar days following the date hereof).

“Audited Financial Statements” has the meaning set forth in Section 3.4(a)(i).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Buyer” has the meaning set forth in the introductory paragraph to this Agreement.

“Buyer Benefit Plans” has the meaning set forth in Section 6.8(a).

“Buyer Common Stock” has the meaning set forth in Section 2.3(d)(i).

“Buyer Disclosure Schedules” has the meaning set forth in the introductory paragraph to ARTICLE 5.

“Buyer Financing Term Sheet” means the term sheets contained in Section 6.9(c) of the Buyer Disclosure Schedules.

“Buyer Indemnitee” has the meaning set forth in Section 9.2.

“Buyer Material Adverse Effect” means any change, event, effect, development, circumstance or occurrence that has a material adverse effect on the financial condition, business, or results of operations of Buyer and Buyer Subsidiaries, taken as a whole; provided, however, that any fact, change, event, effect, development, circumstance, condition or occurrence arising from or related to (except, in the case of clauses (a), (b), (d), (e) or (f), to the extent disproportionately affecting Buyer and Buyer Subsidiaries relative to other companies in the industries in which Buyer and Buyer Subsidiaries operate, but taking into account for purposes of determining whether a Buyer Material Adverse Effect has occurred only the disproportionate adverse impact) (a) conditions affecting the United States economy or any other national or regional economy or the global economy generally, (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (c) changes in the financial, banking or securities markets in the United States or any other country or region in the world (including, without limitation, any disruption thereof and any decline in the price of any security or any market index), (d) changes in GAAP, IFRS or other accounting standards, (e) changes in any Laws or other binding directives issued by any Governmental Entity, (f) changes that are generally applicable to the industries in which Buyer and the Buyer Subsidiaries operate, (g) any failure by Buyer to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided, that the underlying causes of any such failure may be considered in determining whether a Buyer Material Adverse Effect has occurred), (h) the announcement of the proposed acquisition of the Group Companies, (i) the completion of the transactions contemplated in this Agreement or any Ancillary Agreement or any action taken with the consent of Lux Seller or (j) any changes in the share price or trading volume of Buyer Common Stock or in Buyer’s credit rating (provided, that the underlying causes of any such decline may be considered in determining whether a Buyer Material Adverse Effect has occurred) shall not be taken into account in determining whether a Buyer Material Adverse Effect has occurred; provided, however, that clauses (h) and (i) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 5.5.

“Buyer Preferred Stock” has the meaning set forth in Section 5.2(a).

“Buyer SEC Documents” has the meaning set forth in Section 5.4(a).

“Buyer Shares” has the meaning set forth in Section 5.2(a).

“Buyer Subsidiary” has the meaning set forth in Section 5.1(a).

“BV Buyer” has the meaning set forth in introductory paragraph to this Agreement.

“BVI Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Cash Component” means €1,924,000,000, provided, that in the event that the Closing shall not have occurred by June 13, 2010 (or such later date pursuant to this paragraph, the “Adjustment Date”), and as of such date or such later date (a) the Company shall have provided the Required Information at least ten (10) Business Days prior thereto and (b) Sellers, any Affiliate of Sellers and the Company shall have made complete initial filings in all material respects with respect to the Required Governmental Approvals at least thirty (30) calendar days prior thereto, the Cash Component shall be increased for each day after the Adjustment Date through and until the day immediately preceding the Closing Date by adding thereto an amount equal to the Applicable Ticking Fee Amount per day, provided, that, in the event that, at any time, the Required Information (i) would not satisfy SEC rules and regulations applicable to a registered offering of Buyer’s high yield debt securities (as specified on the Buyer Financing Term Sheet) on Form S-3 or would not be sufficient for inclusion in a customary offering memorandum for a Rule 144A private placement to Qualified Institutional Buyers of Buyer’s high yield debt securities (as specified on the Buyer Financing Term Sheet) or (ii) to the extent reasonably required by Buyer, Seller’s accountants will no longer provide in accordance with market practice customary “comfort” letters, including “negative assurance” comfort, with respect to the Required Information (this clause (ii) only having effect to the extent Seller’s accountants so request and the relevant underwriters have agreed to provide customary representation or engagement letters, as applicable, reasonably satisfactory to Sellers’ accountants), only fifty percent of the Applicable Ticking Fee Amount will be added to the Cash Component until the 5th Business Day following the date on which Sellers provide the Required Information to Buyer which will satisfy the requirements set forth in (i) and (ii) of this proviso following which date the full amount of the Applicable Ticking Fee will thereupon begin and continue to accrue, provided further, that for any day on which the transactions contemplated by this Agreement are delayed solely as a result of a Tolling Event, the Applicable Ticking Fee Amount will not be added to the Cash Component.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Indebtedness” means, without doubling counting, the Indebtedness of the Group Companies on a consolidated basis as of immediately prior to the effective time of the Closing in excess of €58 million, net of any cash of the Group Companies as of such time and the other items specified as having a net effect on Indebtedness on Schedule 1.4. The impact of the obligations to fund the “Company” or pay the “Consideration” in connection with a “DC Transaction” (in each case as defined in the JV Term Sheet), and any contribution or payment in connection therewith, shall be disregarded and ignored in determining Closing Date Indebtedness (and, for the avoidance of doubt, 50% of any cash contribution or payment, which has occurred prior to the Closing Date, shall be treated as if it did not occur and count as cash for purposes of determining Closing Date Indebtedness); provided, that any Taxes with respect to, in connection with, or resulting from the transfer of any equity interest in either the Company (as such term is defined in Exhibit C) or the China JV from the Company or any of its Affiliates to Apax or any of its Affiliates or any other transferee of such equity interests of behalf of Apax shall be treated as Closing Date Indebtedness under this definition.

“Closing Date Net Working Capital” means the Net Working Capital as of the effective time of the Closing on the Closing Date.

“Closing Date Covered Expenses”  means those Covered Expenses to be paid by Buyer as of the Closing Date and which are identified as such by Lux Seller or the Company in writing (including appropriate invoices and wire instructions) to Buyer at least three (3) Business Days prior to the Closing Date.

“Closing Value” has the meaning set forth in the definition of Minimum Stock Value.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investment Agreement” means the co-investment agreement by and among Apax Europe VI Funds, Apax US VII Funds, Lux Seller, the Foundation and the Company, dated as of May 9, 2006, as subsequently amended or modified.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Benefit Plans” means “employee benefit plans” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plans, programs, agreements or commitments, whether written or unwritten, for the benefit of any employee, former employee, individual independent contractor, former individual independent contractor, director or former director of Sellers or any Group Company entered into, maintained or contributed to by Sellers or any Group Company or to which Sellers or any Group Company is obligated to contribute, or with respect to which Sellers or any Group Company has any liability, direct or indirect, contingent or otherwise (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement) or otherwise providing benefits to any current, former or future employee, officer, individual independent contractor or director of any Group Company or to any beneficiary or dependant thereof.

“Company Disclosure Schedules” has the meaning set forth in the introductory paragraph to ARTICLE 3.

“Company Material Adverse Effect” means any change, event, effect, development, circumstance or occurrence that has a material adverse effect on the financial condition, business, or results of operations of the Group Companies, taken as a whole; provided, however, that any fact, change, event, effect, development, circumstance, condition or occurrence arising from or related to (except, in the case of clauses (a), (b), (d), (e) or (f), to the extent disproportionately affecting the Group Companies relative to other companies in the industries in which the Group Companies operate, but taking into account for purposes of determining whether a Company Material Adverse Effect has occurred only the disproportionate adverse impact) (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally, (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (c) changes in the financial, banking or securities markets in the United States or any other country or region in the world (including, without limitation, any disruption thereof and any decline in the price of any security or any market index), (d) changes in GAAP, IFRS or other accounting standards, (e) changes in any Laws or other binding directives issued by any Governmental Entity, (f) changes that are generally applicable to the industries in which the Group Companies operate, (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided, that the underlying causes of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred), (h) the announcement of the proposed sale of the Group Companies (including the disclosure of the identity of Buyer), (i) the completion of the transactions contemplated in this Agreement or any Ancillary Agreement  or any action taken with the consent of Buyer or (j) any changes in the Company’s credit rating (provided, that, the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred) shall not be taken into account in determining whether a Company Material Adverse Effect has occurred; provided, however, that clauses (h) and (i) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 3.5.

“Company Material Contracts” has the meaning set forth in Section 3.6(a).

“Confidentiality Agreement” means the confidentiality agreement, dated October 20, 2009, by and between the Company and Buyer, as amended.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (e) under corresponding or similar provisions of foreign Laws, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans listed in Section 3.10(a) of the Company Disclosure Schedules.

“Covered Expenses” means, without duplication, (a) the collective amount due and payable by the Group Companies as of the Closing Date for all out-of-pocket costs and expenses, and fees incurred by any of the Group Companies or by or on behalf of Sellers in connection with (i) the consummation of the transactions contemplated by this Agreement and (ii) preparation, since January 1, 2009, for the Company’s proposed debt recapitalization transactions, including, without limitation, the fees and expenses of accountants, financial advisors, attorneys and any other advisor of the Group Companies, or any fees or expenses paid to either Seller, or any direct or indirect shareholder of either Seller (including, for the avoidance of doubt, Apax), other than any amounts incurred by the Group Companies as of Closing in connection with the performance of the obligations set forth in Section 6.9 by any Group Company and (b) those other items identified on Section 1.2 of the Seller Disclosure Schedules.

“Credit Facilities” means the credit facilities identified as items 1, 2, 3, 10, 21, 22, 33, 36 and 37 on Section 3.6(a)(vii) of the Company Disclosure Schedules.

“Currency Adjusted Stock Value” means the Stock Value multiplied by the Dollar Exchange Rate on the most recent day on which the Dollar Exchange Rate is available preceding the date immediately prior to the Closing Date.

“Disposed Business” has the meaning set forth in Section 6.10(b).

“Distribution” has the meaning set forth in Section 2.1(b).

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“Dollar Exchange Rate” means the noon buying rate for dollars as announced by the Federal Reserve Bank of New York for any given date, which, for the avoidance of doubt, shall be computed as Euros per one U.S. Dollar.

“Employee Parties ” has the meaning set forth in the recitals.

 “Environment” means soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

“Environmental Condition” means any condition with respect to the Environment on or off any Facility caused by a release of Hazardous Substances or violation of Environmental

Laws, whether or not yet discovered, which would reasonably be expected to or does result in any damages, including, without limitation, any condition resulting from the operation of the business of any Group Company or the operation of the business of any subtenant or occupant of any Facility or that of other property owners or operators of any Facility or any activity or operation formerly conducted by any person or entity on such Facility.

“Environmental Laws” means all federal, state, local and foreign statutes, regulations and ordinances concerning pollution or protection of the environment, including, without limitation, all those relating to the treatment, storage, disposal, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

 “Escrow Agent” has the meaning set forth in Section 2.3(d)(i).

“Escrow Agreement” has the meaning set forth in Section 2.3(d)(i).

 “Estimated Closing Date Indebtedness” has the meaning set forth in Section 2.3(a).

“Estimated Closing Date Net Working Capital” has the meaning set forth in Section 2.3(a).

“Escrow Purchase Price Amount” has the meaning set forth in Section 2.3(d)(i).

“Estimated Purchase Price Calculations” has the meaning set forth in Section 2.3(a).

“Excess Shares” has the meaning set forth in Section 2.3(c)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facilitating Actions” has the meaning set forth in Section 3.13(c).

“Facility” means any facility that is now or has heretofore been owned, leased or used in connection with the business of any Group Company.

“Final Closing Date Indebtedness” means the Closing Date Indebtedness as finally determined in accordance with Section 2.3(e).

“Final Closing Date Net Working Capital” means the Closing Date Net Working Capital as finally determined in accordance with Section 2.3(e).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Foundation Cash Amount” means (i) that portion of the Cash Component that the Foundation would receive at Closing pursuant to its Governing Documents, the Co-Investment Agreement, the participation agreements which it has entered with its employee participants and any option agreements to which the Foundation is a party, assuming the exercise of all outstanding options for depositary receipts in the Foundation immediately prior to Closing, assuming that the total consideration received by Sellers at Closing was the aggregate US Purchase Price plus the Initial BV Purchase Price (excluding clause (b) of the definition thereof) plus the Stock Component (valued as of the trading day prior to the Closing using the Dollar Exchange Rate as of such date) minus (ii) 20% of the Escrow Purchase Price Amount minus (iii) the aggregate Euro-equivalent value of the Management Election Shares (valued as of the third trading day prior to the Closing using the Dollar Exchange Rate as of such date).

“Foundation Stock Amount” means (i) that portion of the Stock Component that the Foundation would receive at Closing pursuant to its Governing Documents, the Co-Investment Agreement, the participation agreements which it has entered with its employee participants and any option agreements to which the Foundation is a party, assuming the exercise of all outstanding options for depositary receipts in the Foundation immediately prior to Closing, assuming that the total consideration received by the Sellers at Closing was the aggregate US Purchase Price plus the Initial BV Purchase Price (excluding clause (b) of the definition thereof) plus the Stock Component (valued as of the trading day prior to the Closing using the Dollar Exchange Rate as of such Day) plus (ii) the Management Election Shares minus (iii) 20% of the Stock Purchase Price Escrow minus (iv) 20% of the Stock Tax Escrow.

“Foundation” has the meaning set forth in the introductory paragraph to this Agreement.

 “FTC” means the U.S. Federal Trade Commission.

“GAAP” means accounting principles generally accepted in the United States.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the Governing Documents of a corporate entity are limited to its certificate of incorporation and by-laws, its articles of association (including any by-laws or similar governing documents associated therewith), the Governing Documents of a limited partnership are its limited partnership agreement and certificate of limited partnership and the Governing Documents of a limited liability company are its operating agreement and certificate of formation.

“Governmental Approvals” has the meaning set forth in Section 6.5(a).

“Governmental Entity” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Group Companies” means, collectively, the Company and each of its Subsidiaries other than KL Company and “Group Company” means, any of the Group Companies.

“Group Company Employees” has the meaning set forth in Section 6.8(a).

“Hazardous Substance” means any substance whether solid, liquid or gaseous in nature: (a) the presence of which requires notification, investigation, or remediation under any applicable Environmental Law; (b) which is defined as “toxic”, a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any applicable Environmental Laws; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Entity with jurisdiction over the substance in the relevant location; (d) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (e) which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation or (f) which contains or emits radioactive particles, waves or materials, including radon gas.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards as adopted by the European Union and as in effect at the time any applicable financial statements were prepared.

“IFRS Accounting Principles” has the meaning set forth in Section 3.4(b).

“Indebtedness” means, as of any time, without duplication, (a) the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including, without limitation, any prepayment premiums or fees or penalties payable as a result of the consummation of the transactions contemplated by this Agreement) arising under, any obligations of any Group Company consisting of (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (excluding for the avoidance of doubt deferred rents, deferred landlord contributions and deferred income (which includes deferred income related to Li & Fung), and including any related interest accruals and payments in kind, as well as any indebtedness owing to any Affiliate of any Group Company (other than any Group Company), including shareholder loans but excluding any trade payables and accrued expenses arising in the ordinary course of business), (ii) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such date (including any related interest accruals and payments in kind), (iii) all net payments such person would have to make in the event of an early termination, on such date, in respect of outstanding interest rate or other hedging agreements (other than currency hedging agreements) and 50% of all net payments such person would have to make (or less 50% of all net payments such person would receive) in the event of an early termination on such date, in respect of outstanding currency hedging agreements, (iv) liabilities relating to unfunded obligations with respect to defined benefit retirement and supplemental benefit plans of any Group Company, (v) finance lease obligations, (vi) all obligations of such persons issued or assumed as the deferred purchase price of property or services (excluding for the avoidance of doubt deferred rents, deferred landlord contributions and deferred income (which includes deferred income related to Li & Fung) and including, without limitation, in respect of the Asset Purchase Agreement entered into by TH Marka (“TH Turkey”) with Unitim Marka on February 27, 2009 and the acquisition of Tommy Hilfiger Japan Corporation from Itochu Corporation of Japan), (vii) all outstanding liabilities recorded relating to restructuring activities (except for any such restructuring activities taken or initiated at the request of Buyer), (viii) all payments resulting from the consummation of the transactions contemplated by this Agreement pursuant to the employee certificate bonus plan liabilities, the management participation plan, the management stock options, and other liabilities relating to retention payments initiated by Sellers subsequent to the date of this Agreement, (ix) liabilities, if any, relating to the Incremental Agreement by and between Fred Gehring and Tommy Hilfiger, B.V., dated as of May 6, 2008, (x) the principal component of all obligations of such person as an account party in respect of letters of credit or bankers’ acceptances securing obligations of a type described in clauses (i) through (ix) above to the extent such obligation would be required to be reflected as a liability on the relevant Group Company’s balance sheet in accordance with the Accounting Principles; and (b) any Covered Expenses (other than those included in the above categories (without duplication)).  The amounts to be included in the calculation of Indebtedness shall be derived from financial statements prepared in accordance with the Accounting Principles.  For the avoidance of doubt, the calculation of Indebtedness shall be consistent with and determined in accordance with that set forth on Schedule 1.4, and Indebtedness shall not include items or types of indebtedness or liabilities that were reflected in the March 31, 2009 Audited Financial Statements but which were not included in Schedule 1.4.

“Initial BV Purchase Price” has the meaning set forth in Section 2.3(c)(ii).

“Intellectual Property Contract” means each agreement pursuant to which (a) any Group Company licenses a material Intellectual Property Right from or to any Person, (b) any Group Company consents to the use by any Person of a material Intellectual Property Right owned by a Group Company or (c) any Person consents to the use of a material Intellectual Property Right by a Group Company.

“Intellectual Property Rights” means all U.S. and foreign (a) patents and patent applications, together with reissues, continuations, continuations-in-part, revisions, divisionals, substitutions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, slogans, trade names and internet domain names, brand names and corporate names, whether registered or unregistered, and all goodwill associated therewith and all registrations, renewals and applications in connection therewith, (c) copyrights, copyrightable subject matter, copyright registrations and applications and renewals thereof, (d) trade secrets and all confidential information, know-how, formulae, models, methodologies, compositions, manufacturing and production processes and techniques, designs, drawings, specifications and inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto, (e) rights of publicity, moral rights and rights of attribution and integrity, (f) computer programs (whether in source code, object code or other form), databases and compilations and data, (g) all artwork, photographs, advertising and promotional materials and (h) all rights to pursue, recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing, in each case, to the extent protectable by applicable Law.

“Interim Financial Statements” has the meaning set forth in Section 3.4(a)(ii).

“Joint Venture Agreement” has the meaning set forth in the definition of Ancillary Agreements.

“KL Business” has the meaning set forth under “Business” in the contract identified as item 14 on Section 6.10(b) of the Company Disclosure Schedules.

“KL Company” has the meaning set forth in introductory paragraph to this Agreement.

“KL Shares” has the meaning set forth in Section 6.10(b).

“Law” means any federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.17.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge.  For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of Intellectual Property Rights.

“Loss” has the meaning set forth in Section 9.2.

“Lux Allocation” has the meaning set forth in Section 2.3(b)(i).

“Lux Cash Amount” means the sum of (i) the Initial BV Purchase Price plus (ii) the US Purchase Price minus (iii) the Foundation Cash Amount minus (iv) the Residual Cash Escrow Amount.

“Lux Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Lux Stock Amount” means the difference of the Stock Purchase Price minus the Foundation Stock Amount.

“Management Election” has the meaning set forth in Section 2.3(b).

“Management Employees” has the meaning set forth in Section 2.6.

“Management Term Sheets” means the management term sheets executed by Management Employees with respect to their election of consideration to be received in connection with the Closing.

“Management Term Sheet List” has the meaning set forth in Section 2.3(b).

“Material Group Company” shall mean the Group Companies identified on Section 1.4 of the Company Disclosure Schedule.

“Material Leases” has the meaning set forth in Section 3.17.

“Maximum Amount” has the meaning set forth in Section 6.12(a).

“Minimum Stock Value” means the average of the per share daily closing prices of a share of Buyer Common Stock on the NYSE for the twenty (20) consecutive trading days ending on and including the second trading day prior to the Closing Date (the “Closing Value”), provided that, if the Closing Value is equal to or less than the Signing Value multiplied by 0.9 the Stock Value will be equal to the Signing Value multiplied by 0.9.

“Multiemployer Plan” has the meaning set forth in Section 3.10(d).

“Multiple Employer Plan” has the meaning set forth in Section 3.10(d).

“Net Working Capital” means, with respect to the Group Companies, those adjusted total current assets of the Group Companies, on a consolidated basis, as of immediately prior to the Closing, set forth and as calculated in the manner set forth on Schedule 1.3, less those adjusted current liabilities of the Group Companies, on a consolidated basis, as of immediately prior to the Closing, set forth and as calculated in the manner set forth on Schedule 1.3 (together, the “Included Accounts”), in each case, without duplication, and as determined in a manner strictly consistent with the Accounting Principles.

For avoidance of doubt, adjusted total current assets shall exclude balances related to derivative financial instruments, any receivables owed to any Group Company by employees in respect of loans of the type described in Section 3.6(a)(v)(5) of the Company Disclosure Schedules and cash and cash equivalents. Adjusted current liabilities shall exclude amounts related to deferred consideration with respect to the Asset Purchase Agreement, if any, entered into by TH Turkey with Unitim Marka on February 27, 2009 and the acquisition of Tommy Hilfiger Japan Corporation from Itochu Corporation of Japan, employee certificate bonus plan liabilities, retention bonuses, short term borrowings, liabilities related to derivative financial instruments, both long and short term asset retirement obligations, provisions for onerous contract liabilities and  restructuring liabilities and (ii) include the non-current portion of any other provisions of the type included in the Provisions for Other Liabilities & Charges line item in the Company March 31, 2009 Audited Financial Statements. The impact of the obligations to fund the “Company” or pay the “Consideration” in connection with a “DC Transaction” (in each case as defined in the JV Term Sheet), and any contribution or payment in connection therewith, shall be disregarded and ignored in determining  Net Working Capital.

Notwithstanding anything to the contrary contained herein, in no event shall “Net Working Capital” include any amounts included in Covered Expenses or Closing Date Indebtedness, or any intercompany accounts payable and receivable.  Net Working Capital will exclude the adjusted total current assets and the adjusted total current liabilities related to the KL Company.

“New Plans” has the meaning set forth in Section 6.8(b).

“Non-Election Allocation” has the meaning set forth in Section 2.3(b).

“NYSE” means the New York Stock Exchange.

“Old Plans” has the meaning set forth in Section 6.8(b).

“Party”, and the correlative term “Parties”, has the meaning set forth in the introductory paragraph to this Agreement.

“Payoff Letters” has the meaning set forth in Section 6.9(a).

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith, (c) encumbrances and restrictions on real property (including, without limitation, easements, covenants, rights of way and similar restrictions of record) that do not materially detract from the value of such real property or materially interfere with the Group Companies’ present uses or occupancy of such real property or the business of the Group Companies, (d) Liens securing the obligations of the Group Companies under the Credit Facilities, (e) Liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby and (f) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and any violation of which would not have a Company Material Adverse Effect or materially interfere with the operation of the business of the Group Companies as currently conducted.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, foundation, cooperative, association or other similar entity, whether or not a legal entity.

“Post-Closing Date Covered Expenses” means all Covered Expenses other than Closing Date Covered Expenses paid at Closing.

“Pre-Acquisition Reorganization Activity” has the meaning set forth in Section 6.10(a).

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.3(f)(i).

“Proposed US Purchase Price” has the meaning set forth in Section 2.3(c)(i).

“Purchase Price Dispute Notice” has the meaning set forth in Section 2.3(f)(ii).

“Purchase Price Escrow Account” has the meaning set forth in Section 2.3(e)(i).

“Qualified Plans” has the meaning set forth in Section 3.10(b).

“Registered IP” has the meaning set forth in Section 3.12(b).

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Required Governmental Approvals” has the meaning set forth in Section 7.1(a).

“Required Information” has the meaning set forth in Section 6.9(e).

“Residual Cash Escrow Amount” has the meaning set forth in Section 2.3(e)(i).

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.4(a).

“Schedules” has the meaning set forth in Section 10.5.

“SEC” has the meaning set forth in Section 5.4(a).

“SEC IFRS” means the International Financial Reporting Standards as issued under the International Accounting Standards Board and as of the first day of the relevant fiscal year or period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Seller Disclosure Schedules” has the meaning set forth in the introductory paragraph to ARTICLE 4.

“Shareholder Loan” means the shareholder loan by and between Lux Seller and the Company, dated as of May 10, 2006, as subsequently amended or modified prior to the date hereof.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Signing Value” means $43.74.

“Stock Component” means that number of shares of Buyer Common Stock obtained by dividing €276,000,000 by the Currency Adjusted Stock Value and rounding to the nearest whole number.

“Stock Escrow Purchase Price Amount” has the meaning set forth in Section 2.3(e)(ii).

“Stock Escrow Purchase Price Account” has the meaning set forth in Section 2.3(e)(ii).

“Stock Escrow Tax Amount” has the meaning set forth in Section 2.3(e)(iii).

“Stock Escrow Tax Account” has the meaning set forth in Section 2.3(e)(iii).

“Stock Purchase Price” shall have the meaning set forth in Section 2.3(d).

“Stock Value” means, subject to Section 2.3(c)(ii), an amount equal to the lower of (a) the Signing Value and (b) the Minimum Stock Value.

“Stockholders Agreement” has the meaning set forth in definition of Ancillary Agreements.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which, (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Sufficient Amount” shall mean, measured as of the Closing Date, the Cash Component plus Estimated Closing Date Net Working Capital minus the Target Net Working Capital (if positive), plus Buyer’s good faith estimate of (a) the fees and expenses as well as any other costs and expenses which Buyer reasonably expects to incur in connection with the transactions contemplated by this Agreement and (b) amounts required to repay Indebtedness of the Group Companies and indebtedness of Buyer and its Subsidiaries intended or required to be repaid in connection with the transactions contemplated by this Agreement.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” “business combination statute or regulation” or other similar state antitakeover Laws and regulations.

“Target Net Working Capital” means €88,564,516.

“Tax” means (a) any federal, state, local, municipal or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other taxes, duties, levies, fees and assessments of any kind whatsoever, without limitation, and any interest, penalties or additions to tax in respect of, or in connection with, the foregoing (whether disputed or not), and (b) any liability in respect of amounts described in clause (a) hereof by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6 (or any similar provision of law) or otherwise.

“Tax Audit” has the meaning set forth in Section 3.15(d).

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and amendments thereto) supplied or required to be supplied to a Tax authority relating to Taxes.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Termination Fee” has the meaning set forth in Section 6.18.

“Termination Fee Escrow Account” has the meaning set forth in Section 6.18.

“Termination Fee Escrow Agreement” has the meaning set forth in Section 6.18.

“Tolling Event” has the meaning set forth in Section 1.1 of the Buyer Disclosure Schedules.

 “U.S. Group Companies” means, collectively, USco and each of its Subsidiaries other than Tommy Hilfiger Canada Inc. and Tommy Hilfiger Canada Retail Inc.

“USco” has the meaning set forth in the recitals to this Agreement.

“USco Shares” has the meaning set forth in the recitals to this Agreement.

“US Purchase Price” means the amount to be paid to BVI Seller in accordance with Section 2.3 (c)(i).

“ WARN Act ” has the meaning set forth in Section 6.15 ..

“Weighted Average Cost of Debt Financing” means the weighted average per annum yield to maturity payable by Buyer and any Affiliate of Buyer in respect of the Acceptable Financing, which weighted average yield shall be determined by reference to, in the case of (x) the funded portion of any bank or bridge credit facilities whose pricing is based on a floating rate of interest, the LIBOR rate for a 3-month interest period on the date immediately prior to the Closing (which shall take into account any applicable “floor” on such LIBOR rate set forth in the financing documentation governing such bank credit facilities) plus the relevant applicable margin plus any OID (as used in this Agreement, “OID” means any original issue discount or upfront fees (other than arrangement fees with respect to bank credit facilities, gross spread on debt securities and other similar fees), with OID being equated to interest based on an assumed four-year life to maturity with respect to any bank credit facilities, and amortized over the life of the instrument with respect to the debt instruments described in clause (z) below, and in each case without any present value discount (e.g., 25 basis points of margin so utilized equals 100 basis points in OID)) thereon, (y) the funded portion of any bank or bridge credit facilities, whose pricing is based on a fixed rate of interest, the per annum yield (including OID) on such bank or bridge credit and (z) any debt securities, the per annum yield to maturity (including OID) on such debt securities.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan.

ARTICLE 2
PURCHASE AND SALE

Section 2.1

Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)

Buyer will purchase from BVI Seller, and BVI Seller will sell to Buyer, the USco Shares, free and clear of any and all Liens;

(b)

immediately subsequent to the purchase and sale of the USco Shares, Seller and BVI Seller will cause the entire US Purchase Price received from Buyer to be distributed to Lux Seller and to the Foundation with the Lux Cash Amount being distributed to Lux Seller and the Foundation Cash Amount being distributed to the Foundation (such distribution the “Distribution”); and

(c)

immediately subsequent to the Distribution, (i) each Seller will sell and transfer to BV Buyer, and BV Buyer will accept such purchase and transfer, the Shares owned by such Seller, collectively constituting all of the Shares, free and clear of any and all Liens and (ii) the Company shall acknowledge such transfer of the Shares.  The transfer of the Shares pursuant to this Section 2.1(c) is to be effected by Sellers, Buyer and the Company before one of the civil law notaries of De Brauw Blackstone Westbroek N.V. of a notarial deed of transfer in the form attached hereto as Exhibit D, in order to give effect to such transfer in accordance with Netherlands Law.

Section 2.2

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 9:00 a.m., New York time, on a date to be specified by the Parties, which shall be no later than the third Business Day after satisfaction (or waiver) of the conditions set forth in ARTICLE 7 (the “Closing Date”) (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, unless another time, date or place is agreed to in writing by Buyer and Seller, it being understood that the transfer of Shares in accordance with Section 2.1(c) shall occur at the offices of De Brauw Blackstone Westbroek N.V. in the Netherlands. The effective time of Closing will be 12:01 am on the Closing Date.

Section 2.3

Purchase Price.

(a)

Estimated Purchase Price Calculations.  No later than five (5) Business Days prior to the Closing, Lux Seller, on behalf of Sellers, shall deliver to Buyer a good faith calculation of the estimated amount of Closing Date Net Working Capital (the “Estimated Closing Date Net Working Capital”) and the estimated amount of Closing Date Indebtedness (the “Estimated Closing Date Indebtedness” and together with the Estimated Closing Date Net Working Capital, the “Estimated Purchase Price Calculations”), together with reasonable supporting detail with respect to Seller’s calculations.  No later than ten (10) Business Days prior to the Closing, Seller shall consult with Buyer regarding the preparation of the Estimated Purchase

Price Calculations, including any estimates of such amounts.  Lux Seller agrees to prepare the Estimated Purchase Price Calculations in a manner consistent with the Accounting Principles.  Lux Seller’s calculations shall be accompanied by reasonable detail, and, in the event that Buyer has a good faith objection, Lux Seller shall consider in good faith Buyer’s objections to the Estimated Purchase Price Calculations and will revise such calculations, if based on its good faith assessment of Buyer’s comments, such changes are warranted, which revised calculations shall become the applicable Estimated Purchase Price Calculations.

(b)

Applicable Mechanics.

(i)

Following the date of this Agreement and prior to five (5) Business Days before the Closing Date, the Foundation will conduct a survey of the Management Employees holding depositary receipts issued by the Foundation who have not entered into Management Term Sheets as of such date to determine which such participants (i) elect to enter into the Management Term Sheet and receive the cash and stock consideration described therein (the “Management Election”) or (ii) receive consideration in respect of their allocable portion of the Shares to be sold by the Foundation in the same cash and stock proportions to be determined in accordance with Schedule 2.3 (the “Non-Election Allocation”).  The Foundation shall inform Buyer at least three (3) Business Days prior to the Closing Date of the results of the survey, including the Management Employees who made Management Elections and the aggregate number of shares of Buyer Common Stock elected to be received by the Management Employees making Management Elections in lieu of that portion of cash consideration they would otherwise be entitled to receive in connection with the transactions hereunder in the absence of making such election (such shares, the “Management Election Shares”).  Section 2.3(b) of the Seller Disclosure Schedule sets forth a list of each of the Management Employees who has entered into a Management Term Sheet as of the date hereof (the “Management Term Sheet List”).  Lux Seller or the Foundation shall provide Buyer with an updated Management Term Sheet List not later than three (3) Business Days after any Management Employee enters into a Management Term Sheet, together with a schedule of estimated payments by amount and consideration type.

(ii)

No later than thirty (30) days following the date hereof, Buyer shall deliver to Seller a proposed amount of the US Purchase Price (the “Proposed US Purchase Price”). Seller will review such Proposed US Purchase Price and, if within five (5) days after the receipt of such Proposed US Purchase Price, Seller has not informed Buyer of any disagreement with the Proposed US Purchase Price, the Proposed US Purchase Price shall become the US Purchase Price. If Seller disagrees with the Proposed US Purchase Price, Seller will inform Buyer of such disagreement within such five (5) day period. Buyer and Seller shall negotiate in good faith to resolve any such dispute. If Buyer and Seller fail to agree on the US Purchase Price before the date that is five (5) days following the receipt of Seller’s notice of disagreement, such US Purchase Price shall be determined within a reasonable time (but in no event later than two (2) Business Days prior to the Closing Date) by the Accounting Firm, which determination must be in writing and based on the fair value of USco. The US Purchase Price, as agreed upon by Buyer and Seller or determined by the Accounting Firm under this Section 2.3(c) shall be final and binding upon Buyer and Seller.

(c)

Cash Component.

(i)

Upon the terms and subject to the conditions of this Agreement, at the Closing, immediately prior to the Distribution, Buyer shall pay to BVI Seller the US Purchase Price.

(ii)

Upon the terms and subject to the conditions of this Agreement, at the Closing, immediately subsequent to the Distribution, BV Buyer shall pay to Sellers as described in the next sentence an aggregate cash purchase price (the “Initial BV Purchase Price”) equal to (a) the Cash Component minus (b) the Escrow Purchase Price Amount minus (c) the Estimated Closing Date Indebtedness minus (d) the US Purchase Price minus (e) if and to the extent that the amounts deposited in the Termination Fee Escrow Account are released to Sellers at Closing, such amounts, plus (f) the Estimated Closing Date Net Working Capital minus the Target Net Working Capital (provided, for the avoidance of doubt, if such number is a negative number, the Cash Component shall be reduced by such amount).  The Foundation shall be paid the Foundation Cash Amount and Lux Seller shall be paid the Lux Cash Amount. Schedule 2.3 sets forth the methodology applicable to the determination of Foundation Cash Amount and Lux Cash Amount as applied using the illustrative amounts set forth therein.

(iii)

Upon the terms and subject to the conditions of this Agreement, at the Closing, concurrent with the purchase and sale of the Shares as set forth in Section 2.1(c), Buyer shall pay on behalf of the Company, or, at Lux Seller’s direction, shall cause to be funded to the Company, which shall pay all amounts payable under the Shareholder Loan (and, for the avoidance of doubt, Lux Seller hereby consents to such repayment without premium or penalty).

(iv)

Upon the terms and subject to the conditions of this Agreement, immediately subsequent to the other payments set forth in this Section 2.3(c), Buyer shall pay all Closing Date Covered Expenses, provided, that Buyer’s obligation to pay such expenses pursuant to this clause shall be subject to receipt by the Company prior to Closing of a final invoice reflecting all fees and expenses through the Closing Date.

(d)

Stock Component.

(i)

Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall pay and deliver to Sellers as described in the next sentence a number of shares of common stock, par value $1 per share, of Buyer (“Buyer Common Stock”) equal to (1) the Stock Component minus (2) the Stock Escrow Purchase Price Amount minus (3) the Stock Escrow Tax Amount (the “Stock Purchase Price”).  The Foundation shall receive the Foundation Stock Amount and Lux Seller shall receive the Lux Stock Amount.  Schedule 2.3 sets forth the methodology applicable to the determination of Foundation Cash Amount and Lux Cash Amount as applied using the illustrative amounts set forth therein.

(ii)

In the event that the number of shares of Buyer Common Stock to be issued to Sellers exceeds 19.99% of the then-outstanding shares of Buyer Common Stock (as calculated pursuant to Section 312.03 of the NYSE Listed Company Manual) (rounded up to the nearest whole number, the “Excess Shares”), then the Excess Shares shall not be issued, the

Stock Component shall be reduced by such number of shares and the Cash Component shall be increased by the product of the Excess Shares and the Currency Adjusted Stock Value.

(e)

At the Closing, Buyer shall deposit the following escrow amounts:

(i)

€25,000,000 of cash (such amount, the “Escrow Purchase Price Amount”) plus, in the event that the difference between the value in sub-clause (A) of clause (ii) below minus the amount in sub-clause (B) of clause (ii) below (in each case valued as of the trading day prior to the Closing using the Dollar Exchange Rate as of such date) is a positive number, Sellers hereby agree that an additional amount of cash denominated in Euros equal to such difference shall be deposited into the Purchase Price Escrow Account (the “Residual Cash Escrow Amount”), which shall be deposited into a separate escrow account (the “Purchase Price Escrow Account”) for use as set forth in Section 2.3(f), which shall be established pursuant to an escrow agreement (the “Escrow Agreement”), which Escrow Agreement shall be entered into on or prior to the Closing Date among Sellers, the Company, Buyer and an escrow agent to be mutually agreed upon among Sellers and Buyer (the “Escrow Agent”) and which Escrow Purchase Price Accpunt shall be allocated 80% to Lux Seller and 20% to the Foundation.

(ii)

(A) a number of shares of Buyer Common Stock equal to the lesser of (1) 3,602,849 shares of Buyer Common Stock and (B) the amount at which the Lux Stock Amount is zero (such shares, the “Stock Escrow Purchase Price Amount”) in an escrow account (the “Stock Escrow Purchase Price Account”) for use as set forth in Section 2.3(f), which shall be established pursuant to the Escrow Agreement and which Stock Escrow Purchase Price Amount shall be allocated 80% to Lux Seller and 20% to the Foundation; and

(iii)

3,142,019 shares of Buyer Common Stock (such shares, the “Stock Escrow Tax Amount”) in an escrow account (the “Stock Escrow Tax Account”) for use as set forth in Section 9.3 of the Seller Disclosure Schedules, which shall be established pursuant to the Escrow Agreement and which Stock Escrow Tax Amount shall be allocated 80% to Lux Seller and 20% to the Foundation.

(f)

Determination of the Final Purchase Price.

(i)

As soon as practicable, but no later than sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Lux Seller a proposed calculation of the amount of Closing Date Net Working Capital and Closing Date Indebtedness (collectively, the “Proposed Closing Date Calculations”) together with reasonable supporting detail with respect to Buyer’s calculations.  Buyer agrees to prepare the Proposed Closing Date Calculations in a manner consistent with the Accounting Principles.

(ii)

If Lux Seller does not give written notice of dispute (a “Purchase Price Dispute Notice”) to Buyer within sixty (60) days of receiving the Proposed Closing Date Calculations, Lux Seller and the other Parties agree that the Proposed Closing Date Calculations shall be deemed to set forth the final Closing Date Net Working Capital and Closing Date Indebtedness, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).  Items not disputed by Seller in the Purchase Price Dispute Notice shall be final and binding upon the Parties.  If Seller gives a Purchase Price

Dispute Notice to Buyer within such sixty (60) day period, Buyer and Seller shall use commercially reasonable efforts to resolve the disputed items during the thirty (30) day period commencing on the date Buyer receives the applicable Purchase Price Dispute Notice from Seller.  If Seller and Buyer do not agree upon a final resolution with respect to any disputed items within such thirty (30) day period, then the remaining items in dispute shall be submitted immediately to Deloitte & Touche LLP (the “Accounting Firm”).  The Accounting Firm shall be required to render a determination of the applicable dispute within forty five (45) days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor.  The terms of appointment and engagement of the Accounting Firm shall be as agreed upon between Seller and Buyer, and any associated engagement fees shall initially be borne 50 percent by Seller and 50 percent by Buyer; provided that the fees and expenses of the Accounting Firm shall, upon resolution of the dispute, be borne by Seller and Buyer in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The Parties shall enter into an engagement letter with the Accounting Firm, including customary indemnity and other provisions. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether there were mathematical errors in the Proposed Closing Date Calculations or whether the calculations of Closing Date Net Working Capital and Closing Date Indebtedness were performed in accordance with the Accounting Principles, and the Accounting Firm is not entitled to make any other determination with respect to Closing Date Net Working Capital, including any determination as to whether IFRS was properly followed in calculating such amount.  In connection with the resolution of any dispute, the Accounting Firm shall have access to all documents, records, work papers, facilities and personnel necessary to make its determination.  The determination of such Accounting Firm shall be conclusive and binding upon the Parties.  Buyer shall revise the Proposed Closing Date Calculations as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.3(e)(ii), and, as revised, such Proposed Closing Date Calculations shall be deemed to set forth the Final Net Working Capital and Final Closing Date Indebtedness, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).

(iii)

The Company shall, and shall cause each of its Subsidiaries to, make its financial records available to Seller and its accountants and other representatives at reasonable times during the review by Lux Seller of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations.

(g)

Adjustment to Initial Cash Purchase Price; Manner of Payment of Funds in Escrow Account.

(i)

If the Actual Adjustment is a positive amount, Buyer shall pay to Seller, an aggregate cash amount in Euros equal to such positive amount (80% to Lux Seller and 20% to the Foundation) by wire transfer or delivery of immediately available funds, in each case, within three Business Days after the date on which the Final Closing Date Net Working Capital, Final Closing Debt Indebtedness and Final Assumed Liabilities are determined pursuant to Section 2.3(e) above.

(ii)

If the Actual Adjustment is a negative amount, then within three Business Days after the date on which the Final Closing Date Net Work Capital and Final Closing Debt Indebtedness are finally determined pursuant to Section 2.3(e), the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Buyer an amount equal to the absolute value of such negative amount from the Purchase Price Escrow Account (but not including the Residual Cash Escrow Amount, if any), which shall be allocated pro rata between Lux Seller, on the one hand, and the Foundation and its employee participants on the other hand.  In the event that the amount due to Buyer exceeds the amount of the Purchase Price Escrow Account (but not including the Residual Cash Escrow Amount, if any), Seller shall have the right to payment of such excess from the Stock Purchase Price Escrow Account, in which event Lux Seller and Buyer shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Buyer a number of shares of Buyer Common Stock (valued as of the date of payment based on (A) the closing price of a share of Buyer Common Stock on the NYSE on the most recent trading day preceding the date on which payment is made and (B) the Dollar Exchange Rate on the most recent day on which the Dollar Exchange Rate is available preceding the date on which payment is made) having a value equal to the product of such excess and 1.10, which shall be allocated pro rata between Lux Seller, on the one hand, and the Foundation and its employee participants on the other hand. In the event that the amount due to Buyer exceeds the amount of both the Purchase Price Escrow Account and the Stock Purchase Price Escrow Account, Sellers shall pay such excess to Buyer out of the Residual Cash Escrow Amount in the Purchase Price Escrow Account which shall be allocated pro rata between Lux Seller, on the one hand, and the Foundation and its employee participants, on the other hand and then by delivering a number of shares of Buyer Common Stock (valued as of the date of payment based on (i) the closing price of a share of Buyer Common Stock on the NYSE on the most recent trading day preceding the date on which payment is made and (ii) the Dollar Exchange Rate on the most recent day on which the Dollar Exchange Rate is available preceding the date on which payment is made) having a value equal to the product of such excess and 1.10, provided, that such payments shall be made pro rata between Lux Seller, on the one hand, and the Foundation and its employee participants, on the other hand, and furthermore in no event will any Management Employees be obligated to directly or indirectly through the Foundation deliver shares of Buyer Common Stock to Buyer pursuant to this clause such that following such delivery the percentage of such Management Employee’s total consideration received pursuant to Section 2.3(c) and 2.3(d) which is delivered pursuant to this Section 2.3(g)(ii) is greater than the percentage of Lux Seller’s total consideration received pursuant to Section 2.3(c) and 2.3(d) which is delivered under this Section 2.3(g)(ii).

(iii)

After payment of the Actual Adjustment in accordance with this Section 2.3 or the determination that no Adjustment Amount is owed to Buyer or at any time following delivery of the Proposed Closing Date Calculations the amounts in dispute, if any, are less than the aggregate amounts in the Purchase Price Escrow Account or the Stock Purchase Price Escrow Account, any remaining amounts or shares in the Purchase Price Escrow Account and/or the Stock Purchase Price Escrow Account shall be released to Sellers in accordance with the Escrow Agreement, first from the Residual Cash Escrow Amount, second from the remainder of the Stock Purchase Price Escrow Account and then from the Purchase Price Escrow Account and thereupon Sellers’ obligations under Section 6.16 shall terminate.

Section 2.4

Tax Withholding.  Notwithstanding anything to the contrary contained herein, Buyer and the Group Companies shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Buyer or any of the Group Companies is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law.  To the extent that amounts are so withheld and paid over to the appropriate Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

Section 2.5

Treatment of Employees.  The Foundation will, as soon as practicable following the Closing or release of the relevant escrow amounts, take all actions necessary (a) to distribute the Foundation Cash Amount (i) to the employee participants of the Foundation (the “Management Employees”) who have made a Management Election in accordance with such Management Election and (ii) to the Management Employees who have not made a Management Election in accordance with the Non-Election Allocation (as corrected at Closing to reflect actual amounts) and (b) distribute the Foundation Stock Amount (i) to the Management Employees who have made a Management Election in accordance with such Management Election to an escrow account for the benefit of such Management Employees with an escrow agent reasonably acceptable to the Parties and pursuant to the terms of an escrow agreement to be entered into by Buyer and such escrow agent on terms customary for such an agreement and (ii) to the Management Employees who have not made a Management Election in accordance with the Lux Allocation.

Section 2.6

Adjustment to Consideration.  If at any time during the period between the date of this Agreement and the Closing Date, any change in the outstanding shares of capital stock of Buyer shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Stock Component shall be equitably adjusted to provide Sellers the same economic effect as contemplated by this Agreement prior to such action, provided, that nothing in this Section 2.7(b) shall be deemed to permit or authorize any Party to effect any such change that is not otherwise authorized or permitted pursuant to this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered to Buyer at or prior to the execution of this Agreement (the “Company Disclosure Schedules”), the Company represents and warrants to Buyer as follows in this ARTICLE 3.  The Company Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE 3, and the disclosure in any paragraph of the Company Disclosure Schedules shall qualify the corresponding paragraph in this ARTICLE 3 and such other paragraphs if it is reasonably apparent that such disclosure is applicable to such other paragraphs.

Section 3.1

Organization and Qualification.

(a)

Each Material Group Company is duly organized and validly existing under the Laws of its respective jurisdiction of organization.  Section 3.1 of the Company Disclosure Schedules sets forth a true and complete list of each Group Company and each Group Company’s respective jurisdiction of incorporation as of the date of this Agreement.  Each Group Company has the requisite power and authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its businesses as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

The Company has made available to Buyer an accurate and complete copy of each Governing Document of each Material Group Company, in each case, as in full force and effect as of the date of this Agreement.  The Company is not in violation of the provisions of its Governing Documents and no other Group Company is in violation of the provisions of its Governing Documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2

Capitalization of the Group Companies.

(a)

The authorized capital stock of the Company consists of 800,000 Shares of which 200,000 are outstanding as of the date hereof.  The Shares constitute the total issued and outstanding share capital of the Company, and are duly authorized, issued without defects, fully paid and non-assessable, and are not subject to and were not and will not be issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right other than any such rights that will cease to apply as of and after the Closing.  The Shares are owned of record as set forth on Section 3.2(a) of the Company Disclosure Schedules.

(b)

Except as set forth in subsection (a) above, there are (i) no shares of capital stock or other equity securities of the Company authorized, issued, reserved for issuance or outstanding, (ii) no authorized or issued and outstanding securities of any Group Company convertible into or exchangeable for, at any time, equity securities of the Company, (iii) no contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or oral, of any Group Company to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any capital stock of the Company or securities convertible into or exchangeable for any equity securities of or similar interest in the Company, or (iv) no voting trusts, proxies or other arrangements among any Group Company’s stockholders with respect to the voting or transfers of the Shares.

(c)

No Group Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in any corporation, partnership, limited liability company, joint venture or other business association or entity other than another Group Company. Section 3.2(c) of the Company Disclosure Schedules sets forth a list of each entity other than a Group Company in which a Group Company owns, directly or indirectly, any equity or equity-related securities.  All outstanding equity securities of each Subsidiary of the Company have been duly authorized and validly issued, are free and clear of any preemptive rights (other than such rights as may be held by any Group Company), restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws), or Liens (other than Permitted Liens) and are 100% owned, beneficially and of record, by another Group Company.

Section 3.3

Authority.  The Company has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of the Company and no other proceeding (including, without limitation, by its equity or interest holders) on the part of the Company is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  The Company has duly executed and delivered this Agreement and, at or prior to the Closing will have duly executed and delivered the Ancillary Agreements to the extent a party thereto.  This Agreement constitutes and, upon due execution and delivery, each of the Ancillary Agreements, to the extent the Company is a party thereto, will constitute, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

Section 3.4

Financial Statements.

(a)

Attached hereto as Section 3.4 of the Company Disclosure Schedules are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”): the audited consolidated balance sheets of the Group Companies and KL Company as of March 31, 2007, March 31, 2008 and March 31, 2009 and the related audited consolidated statements of income, cash flows and changes in equity for the fiscal years ended March 31, 2007, March 31, 2008 and March 31, 2009, including the notes to the consolidated accounts and unqualified auditor’s reports related thereto (the financial statements as of and for the year ended March 31, 2009, the “Audited Financial Statements”).

(b)

The Financial Statements and related notes (i) have been prepared from and are, or in the case of the unaudited consolidated balance sheet of the Group Companies and KL Company as of March 31, 2009 and December 31, 2009 and the related unaudited consolidated statements of income and cash flows for the nine-month periods ending on December 31, 2008 and December 31, 2009 including the notes thereto (such financial statements, the “Interim Financial Statements”) will be prepared and will  be, when delivered, in accordance with the books and records of the Group Companies, (ii) have been prepared in accordance with IFRS (or with respect to December 31, 2008, follow IFRS principles and have been prepared by management in a manner consistent with the principles applied to the nine-month period as of and ending on December 31, 2009) and other legal and accounting requirements applicable to the Group Companies and KL Company and the IFRS principles applied by the Company in its Audited Financial Statements (the “IFRS Accounting Principles”) applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and except, in the case of the Interim Financial Statements, subject to normal year-end adjustments not expected to be material in amount and (iii) fairly present, in all material respects, the consolidated financial position of the Group Companies and KL Company as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount and to any other adjustments described therein including the notes thereto).

(c)

The books of account, minute books and other records of each Group Company are complete and correct in all material respects in accordance with customary business practices.  The accounts, books and records of each Group Company are maintained in a manner substantially consistent in all material respects with past practice and have recorded therein the results of operations and the assets and liabilities of each Group Company required to be reflected under the IFRS Accounting Principles, IFRS and other legal and accounting requirements applicable to the Company and the other Group Companies.  Each Group Company maintains a system of accounting and internal controls sufficient in all material respects to provide reasonable assurances that (i) financial transactions are executed in accordance with the general and specific authorization of the management of the Company, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with the IFRS Accounting Principles, IFRS and other legal and accounting requirements applicable to the Company and the other Group Companies and to maintain proper accountability for items, (iii) access to their respective property and assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.5

Consents and Approvals; No Violations.  No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (a) compliance with and filings under the HSR Act, (b) those set forth on Section 3.5 of the Company Disclosure Schedules and (c) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of any Material Group Company’s Governing Documents, (ii) result in a violation or breach of, cause acceleration, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to any Group Company or increased benefit to another party thereto under any of the terms, conditions or provisions of any note, bond, mortgage, or indenture, or material lease, license, contract, agreement or other instrument or obligation to which any Group Company is party or by which any of their respective properties or assets may be bound, (iii) violate any Law of any Governmental Entity applicable to any Group Company or any of their respective properties or assets, or (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets of any Group Company, which in the case of any of clauses (ii) through (iv) above, individually or in the aggregate, would reasonably be expected to have, a Company Material Adverse Effect or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

Section 3.6

Company Material Contracts.

(a)

Section 3.6(a) of the Company Disclosure Schedules contains a correct and complete list of all of the following contracts, commitments and other agreements (whether written or oral) to which any Group Company or any of their respective assets or properties is bound (collectively, the “Company Material Contracts”) as of the date hereof:

(i)

all contracts, commitments and other agreements for the employment of (i) any officer or director on a full-time, part-time or other basis or (ii) any individual for the provision of consulting services in lieu of employment, in either case, providing annual compensation in excess of €500,000;

(ii)

all leases and agreements under which any Group Company is lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed €1,000,000;

(iii)

all partnership agreements or joint venture agreements or similar agreements with respect to any material business of the Group Companies;

(iv)

all material contracts, commitments and other agreements containing covenants of any Group Company not to compete in the apparel business in any geographical area other than such restrictions in agreements entered into with exclusive product category and territorial licenses and with agents and distributors in the ordinary course of business;

(v)

all contracts, commitments and other agreements between any Group Company, on the one hand, and Sellers or Sellers’ Affiliates (other than any Group Company or KL Company), on the other hand;

(vi)

all contracts, commitments and other agreements that contain any put, call, right of first refusal, first offer or first negotiation that is material to the business of any Group Company;

(vii)

all indentures, credit agreements, loan agreements, factoring agreements, security agreements, guarantees, notes, mortgages, letters of credit or reimbursement agreements related thereto or other evidence of Indebtedness by any Group Company (including agreements related to interest rate or currency hedging or other swap or derivative activities) with any third party in an amount of, with respect to hedges and derivatives contracts;

(viii)

all outstanding loans or advances made by the Company to any director, officer, employee, stockholder or other Affiliate of the Company (other than any intercompany indebtedness and any business-related advances to employees made in the ordinary course of business);

(ix)

all collective bargaining agreements, labor contracts or other written agreements or arrangements with any labor union, employee representative body or any employee organization material to the Group Companies taken as a whole;

(x)

all contracts, commitments and other agreements, in each case material to the business of the Group Companies, that are terminable by the other party or parties thereto upon a change of control of any Group Company;

(xi)

all contracts, commitments and other agreements since March 31, 2009 for (1) the purchase by any Group Company of assets, materials, supplies, goods, services, machinery, equipment or other personal property (other than in the ordinary course of business) other than those that are for amounts not to exceed with respect to the United States €500,000 and with respect to operations outside of the United States, €2,000,000 annually or (2) any merger or business combination with respect to any Group Company;

(xii)

all Intellectual Property Contracts;

(xiii)

all settlement or conciliation agreements or similar agreements with any Governmental Entity or order or consent of a Governmental Entity to which any Group Company is subject involving future performance by the Group Company which is material to the Group Companies taken as a whole; and

(xiv)

all acquisition agreements (other than with respect to inventory in the ordinary course) pursuant to which any Group Company has continuing indemnification, “earn-out” or other contingent obligations.

(b)

The Company has made available to Buyer copies of each Company Material Contract in effect as of the date of this Agreement, together with all material amendments and supplements thereto in effect as of the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is valid and binding on the applicable Group Company, in full force and effect, and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no default or breach by any Group Company, nor any event with respect to any Group Company that with notice or the passage of time or both would result in a default or breach, has occurred under any Company Material Contract and, to the Company’s knowledge, no default or breach, nor any event that with notice or the passage of time or both would result in a default or breach, by the other contracting parties has occurred thereunder.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no Group Company has received since January 1, 2009 written notice of any default or breach under any Company Material Contract and no such notice is currently outstanding, and (ii) no Group Company has received written notice of the intention of any Person to terminate or reduce its obligations under, nor to the knowledge of the Company has there been any termination of or reduction of any Person’s obligations under any Company Material Contract.

Section 3.7

Absence of Changes.  Since the date of the Audited Financial Statements, except as otherwise contemplated or permitted by this Agreement, (a) there have not been any events, changes or developments which have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) each Group Company has conducted its business in all material respects in the ordinary course consistent with past practice and (c) no Group Company has taken any action that would be prohibited by Section 6.1(a) through (f), (h), (i),  (j), (k), (o) and (p) (but only with respect to the foregoing clauses) if it were taken after the date of this Agreement and prior to the Closing.

Section 3.8

Litigation.  There is no judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry, arbitration or proceeding (each, an “Action”) pending or, to the Company’s knowledge, threatened or under investigation against any Group Company, or as to which any Group Company has received any written notice or assertion before any Governmental Entity, or for which any Group Company is obligated to indemnify a third party, which, individually or in the aggregate, would reasonably be expected to (a) have a Company Material Adverse Effect or (b) prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.  No Group Company is subject to any outstanding and unsatisfied material order, writ, judgment, injunction, settlement or decree.

Section 3.9

Compliance with Applicable Law.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Group Companies hold all permits, licenses, approvals, certificates and other authorizations of and from all, and have made all notifications, registrations, certifications, declarations and filings with, Governmental Entities necessary or advisable for the lawful conduct of their respective businesses as presently conducted, and the ownership or lease of their properties and assets, (b)  all such permits, licenses, approvals, certificates and other authorizations are in full force and effect, (c) the businesses of the Group Companies have been and are now being operated in compliance with all applicable Laws and (d) there is no action, suit or proceeding pending or, to the Company’s knowledge, threatened in writing by any Governmental Entity that claims any violation by any Group Company of applicable Law.

Section 3.10

Employee Plans.

(a)

Section 3.10(a) of the Company Disclosure Schedules sets forth a complete list of each material Company Benefit Plan.  With respect to each material Company Benefit Plan, Seller has heretofore delivered (or made available) to Buyer copies of (as applicable):  (i) each Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof; (ii) the summary plan description; (iii) the most recent annual report, financial statement, actuarial report, determination letter from the Internal Revenue Service and

Form 5500 required to have been filed with the Internal Revenue Service; (iv) any related trust agreements, insurance contracts or other funding arrangements and (v) any communications with the Internal Revenue Service, the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Company Benefit Plan.  Except as specifically provided in the foregoing documents delivered to Buyer, there are no amendments to any material Company Benefit Plan that have been adopted or approved nor has Seller or any Group Company taken substantial steps to make any such amendments or to adopt or approve any new material Company Benefit Plan.

(b)

Section 3.10(b) of the Company Disclosure Schedules identifies each Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Plans”).  The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no events or circumstances that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust.

(c)

Each of the Company Benefit Plans has been established, operated and administered in compliance with applicable Laws, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  No Company Benefit Plan is, and no employee benefit plan maintained by Seller or any Group Company during the six-year period ending on the date of this Agreement has been, subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.  No event has occurred and, to the knowledge of Seller, there currently exists no condition or circumstances that would subject Seller or any Group Company to any (i) material liability with respect to any Company Benefit Plans, other than for the provision of benefits in accordance with the terms thereof, or (ii) material Controlled Group Liability with respect to any employee benefit plan which is not a Company Benefit Plan.  Except as would not reasonably be expected to result in a Company Material Adverse Effect, all amounts payable by Seller or any Group Company as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with IFRS.

(d)

No Company Benefit Plan (i) is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (“Multiemployer Plan”), (ii) is a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), (iii) provides welfare benefits to employees or directors of any of the Group Companies beyond their termination of service, except as required by applicable Law.  None of the Group Companies nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan and none of the Group Companies nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.  There has been no communication by Seller or any Group Company which could reasonably be interpreted to promise employees retiree welfare benefits.

(e)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of or increase the amount or value of, any payment or benefit to any employee, officer or director of any Group Company, or result in any limitation on the right of any Group Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.  No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code, or otherwise.

(f)

Each Company Benefit that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has since (i) January 1, 2005 been maintained and operated in good faith compliance with Section 409A of the Code and Notice 2005-1, (ii) October 3, 2004, not been “materially modified” (within the meaning of Notice 2005-1) and (iii) January 1, 2009, been in documentary and operational compliance in all material respects with Section 409A of the Code.

(g)

Except as would not reasonably be expected to result in a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all material requirements for such treatment and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

Section 3.11

Environmental Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)

The Group Companies are in compliance with all applicable Environmental Laws.

(b)

The Group Companies hold and are in compliance with all permits, licenses and other authorizations that are required pursuant to applicable Environmental Laws in order to operate as they currently operate.

(c)

To the Company’s knowledge, there are no Environmental Conditions present at, on, or under, any Facility, as a result of activities of any Group Company or any of their employees or agents or as a result of activities of any other Person, which would reasonably be expected, under any applicable Environmental Law or agreement with any Person (A) to give rise to any liability of any Group Company, or to the imposition of a statutory Lien on any Leased Real Property or (B) to require any response or remedial or other action, including, without limitation, any investigation, reporting, monitoring or cleanup.

(d)

No Group Company has received in the past three years any currently unresolved written notice, order, citation, complaint, or directive of any violation of, or liability under (including, without limitation, any investigatory, corrective or remedial obligation), any Environmental Laws, other than incidental or immaterial matters.

(e)

No Group Company has treated, stored, disposed of, arranged for (or to the Company’s knowledge permitted) the disposal of, transported, handled, or released any Hazardous Substance in violation of any applicable Environmental Laws.

(f)

Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.11 shall be the Company’s only representations and warranties concerning Environmental Laws or Hazardous Substances.

Section 3.12

Intellectual Property.

(a)

The Group Companies own, are validly licensed to use or otherwise have a right to use all material Intellectual Property Rights used in or necessary for the conduct of the business of the Group Companies as currently conducted, free and clear of all Liens other than Permitted Liens.  All material Registered IP is valid and enforceable and free and clear of any Lien other than Permitted Liens.  The Company does not own any material common law Intellectual Property Rights (other than those common law rights in any Registered IP) and, except as set forth on Section 3.6(a)(xi) of the Company Disclosure Schedule, there are no Intellectual Property Rights owned by third parties that are material to or necessary for the conduct of the business of the Group Companies as currently conducted.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i)  there is not pending against or, to the Company’s knowledge, threatened in writing against any Group Company any claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property Rights owned by such Group Company, or alleging that any Group Company is infringing on or misappropriating any Intellectual Property Rights of a third party in any respect, and to the Company’s knowledge, there is no basis for any such claim, (ii) there are no claims pending or, to the Company’s knowledge, threatened in writing that have been brought by any Group Company against any third party alleging infringement of any Intellectual Property Rights owned by such Group Company, and, to the Company’s knowledge, there is no basis for any such claim, (iii) no Group Company has received any written notice that any of the Intellectual Property Rights currently used by the Group Companies infringes upon or otherwise violates the rights of others and to the Company’s knowledge, there is no basis for any such claim, and (iv) there are no claims pending or, to the Company’s knowledge, threatened in writing contesting the right of any Group Company to make, use, distribute, import, export, sell or promote any of the products or services currently sold or offered by any Group Company.

(b)

Section 3.12 of the Company Disclosure Schedules sets forth a true, complete and correct list of all:  (i) all registrations and applications for registration in the name of any Group Company for any Intellectual Property Rights (“Registered IP”), and (ii) all pending, threatened in writing and actual written claims, actions and proceedings (including those in Patent and Trademark Offices and courts in the United States and throughout the world) relating to any Intellectual Property Rights owned by the Group Companies. Consummation of the transactions contemplated by this Agreement will not materially alter, impair, result in the loss of or require payments of any additional amounts with respect to Intellectual Property Rights owned by the Group Companies.

(c)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Intellectual Property Right owned by any Group Company is subject to any outstanding Action pursuant to which a Group Company was a party or any agreement to which a Group Company is a party restricting the use of such Intellectual Property Rights by the Group Companies.

(d)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Group Company takes commercially reasonable measures to protect and preserve its Intellectual Property Rights and the confidentiality of all trade secrets and other confidential information that comprise any Intellectual Property Rights owned by any Group Company.

(e)

To the Company’s knowledge, each third party that is a party to a material Intellectual Property Contract with a Group Company is in compliance in all material respects with the terms of such Intellectual Property Contract, and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a material breach of such Intellectual Property Contract.  The Group Companies have not affirmatively waived, and do not have actual knowledge of any other waiver, of any of their material rights, claims or remedies arising under, or pursuant to, any material Intellectual Property Contract.

Section 3.13

Labor Matters.

(a)

No Group Company is a party to, or bound by, any collective bargaining agreement or other contract with any labor organization or other representatives of employees of any Group Company.  No labor organization or group of employees of any Group Company has made a pending demand for recognition or certification, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and there are no organizational efforts (to the Company’s knowledge), strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving employees of any Group Company, except for those, in each case that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Group Company is in compliance with all applicable Laws relating to labor, employment, termination of employment or similar matters, including but not limited to Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and employee terminations, and have not engaged in any unfair labor practices or similar prohibited practices, and there are no Actions of any nature pending or, to the knowledge of Seller, threatened against any Group Company brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing or any Governmental Entity, relating to any such Law, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)

Seller or the applicable Group Company has taken, prior to the date hereof, all actions as are necessary to enable the Parties to carry out the transactions contemplated by this

Agreement with respect to trade unions, works councils, employee representatives and employees (collectively, the “Facilitating Actions”).

Section 3.14

Insurance.  Section 3.14 of the Company Disclosure Schedules contains a list (together with their respective termination dates) of all material insurance policies owned by the Company.  All such insurance policies are in full force and effect in all material respects, all premiums thereon have been timely paid except for failures to make timely payments which have not resulted in the suspension or loss of rights or coverage, and no written notice of cancellation, termination or non-renewal has been received by Seller or the Company with respect to any such insurance policy.  Since January 1, 2009, there has been no material claim by Seller or the Company pending under any such insurance policies as to which coverage has been denied.

Section 3.15

Tax Matters.

(a)

Each Group Company has prepared and duly and timely filed with the appropriate domestic, federal, state, local and foreign taxing authorities, or has had prepared and duly and timely filed on its behalf, all material Tax Returns, required to be filed with respect to the Group Companies and has timely paid, or has had timely paid on its behalf, all material Taxes owed or payable by it, including, without limitation, Taxes which any Group Company is obligated to withhold, including with respect to payments made or owing to employees, creditors, shareholders or other third parties.

(b)

All material Tax Returns filed with respect to each of the Group Companies are true, complete and correct in all material respects, and each of the Group Companies has maintained all material records required to be maintained for tax purposes.

(c)

Adequate accruals have been made on the Financial Statements for all material Taxes of the Group Companies not yet due and payable in accordance with the Accounting Principles.  All material Taxes for any period ending after the date of such Financial Statements have been or will be incurred in the ordinary course of business.

(d)

No Group Company is currently the subject of a material Tax audit, examination or other administrative or judicial proceeding with respect to Taxes, and no such material audit, examination or other proceeding has been threatened.

(e)

No Group Company (nor any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) has consented to extend or waive the time, or is the beneficiary of any extension or waiver of time, in which any material Tax may be assessed or collected by any taxing authority, and no request for any such extension or waiver is currently pending.

(f)

No claim has been made by any taxing authority in a jurisdiction where any Group Company does not file Tax Returns that any such Group Company is or may be subject to taxation by that jurisdiction.

(g)

None of the Group Companies (i) joins or has joined in the filing of any affiliated, aggregate, consolidated, combined or unitary federal, state, local or foreign Tax Return other than the income Tax Return for any such group of which Seller or a Group Company is the common parent, (ii) has any liability for the Taxes of any person, other than the Group Companies, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

(h)

None of the Group Companies (i) has been within the past two (2) years a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code or (ii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(i)

None of the U.S. Group Companies is a “United States Real Property Holding Corporation,” and no non-U.S. Group Company holds a “United States real property interest,” each within the meaning of Section 897 of the Code.  None of the Group Companies is a real estate investment company within the meaning of Section 4 of the Dutch Legal Transfer Taxes Act (Wet op belastingen van rechtsverkeer 1970).

(j)

There are no material Liens on any of the assets of any of the Group Companies with respect to Taxes, other than Permitted Liens.

(k)

Seller has made available to Buyer complete and accurate copies of all Dutch, U.S. federal income Tax Returns and all other material Tax Returns filed by or with respect to the Group Companies in the past three years.

(l)

Each of Tommy Hilfiger Retail LLC, Karl Lagerfeld LLC, Tommy Hilfiger Licensing, LLC and Tommy Hilfiger Group BV qualifies, and has since the date of its formation qualified, to be treated as a disregarded entity for U.S. federal, state and local income tax purposes, and the Company qualifies, and has since the date of its formation qualified, to be treated as a disregarded entity or a partnership for U.S. federal, state and local income tax purposes, and neither any holder of any interest therein nor Seller has taken a position inconsistent with such treatment with regard to any U.S. federal, state or local Tax.

(m)

To the best of Sellers’ knowledge, all transactions between Seller and the Group Companies or between the Group Companies have been and are on fully arms’ length terms.  The Group Companies have complied in all material respects with rules regarding transfer pricing and have made available to Buyer true and complete copies of all material transfer pricing studies or reports prepared with respect to the Group Companies.

(n)

Sellers and the Group Companies have made available to Buyer all material corporate income Tax rulings (including vaststellingsovereenkomst) issued by, and all material agreements entered into with, any taxing authority that are currently in effect. With respect to all such Tax rulings and agreements, the relevant Group Companies have supplied all information to the relevant taxing authority in connection with any such Tax rulings or agreements and fully and accurately disclosed to the relevant taxing authority all facts and circumstances with respect to the issuances of such Tax ruling or the entering into such agreement.  No facts or circumstances have arisen since any such Tax ruling or agreement was entered into which would cause the Tax ruling or agreement to become invalid or ineffective.

(o)

No interest deduction of any of the U.S. Group Companies or any of their subsidiaries is deferred, limited or disallowed as a result of the application of Section 163(j) of the Code (or any similar provision of state, local or foreign Law).

(p)

Except for BVI Seller, which is tax resident in the Netherlands, each Group Company is and at all times has been resident in its place of incorporation and is not and has not at any times been treated as resident in any other jurisdiction (including and double taxation arrangement).  No Group Company is or has been subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment, a permanent representative or other place of business or taxable presence in that jurisdiction.

(q)

No Group Company has been a passive foreign investment company within the meaning of Section 1297 of the Code, a shareholder directly or indirectly in a passive foreign investment company from which it derives a material Tax liability, or a controlled foreign corporation within the meaning of Section 957 of the Code.

(r)

There has not been any tainted transaction within the meaning of article 15ai of the Dutch 1969 Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) between any of the Group Companies that form a fiscal unity (fiscale eenheid) for corporate income tax purposes.

Section 3.16

Brokers.  No broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and/or on behalf of the Company or any of its Affiliates, in each case, for which a Group Company is liable (other than if a Seller Expense).

Section 3.17

Real Property.  Section 3.17 of the Company Disclosure Schedules sets forth (whether as lessee or lessor) a list of all leases, subleases, licenses or other agreements for the use or occupancy of real property, including all master or superior leases, (such real property, the “Leased Real Property”) to which any Group Company is a party or by which any of them is bound, in each case, as of the date of this Agreement (each a “Material Lease” and collectively the “Material Leases”), regardless of whether the terms thereof have commenced, except for any lease or agreement pursuant to which any Group Company holds Leased Real Property under which the aggregate annual rental payments do not exceed €500,000.  Such list is complete and accurate in all material respects. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or a Subsidiary of the Company has a valid leasehold interest in each Material Lease, subject only to Permitted Liens, (b) each Material Lease is valid and binding on the Group Company party thereto (and to the Company’s knowledge, on the other parties thereto), and is in full force and effect and enforceable in accordance with its terms (subject to proper authorization and execution of such Material Lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity) and (b) no Person other than the Group Companies leases, subleases or licenses or otherwise occupies the Leased Real Property.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Group Companies, and, to the Company’s knowledge, each of the other parties thereto, has performed in all respects all obligations required to be performed by it under each Material Lease and (ii) none of the Group Companies (nor, to the Company’s knowledge, any of the other parties thereto) is in breach or default (nor has any event occurred which, with the giving of notice or lapse of time, or both, would constitute such breach or default) under any of the Material Leases to which each such entity is a party. Except as would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect, no Group Company has received written notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation, nor to the Company’s knowledge, is any such proceeding, action or agreement pending or threatened, with respect to any portion of any Leased Real Property.  The Company has made available to Buyer copies of all Material Leases in effect as of the date of this Agreement, together with all material amendments and supplements thereto in effect as of the date of this Agreement.

Section 3.18

Transactions with Affiliates. Section 3.18 of the Company Disclosure Schedules sets forth all arrangements (other than ordinary course employment and benefit arrangements) between any Group Company, on the one hand, and any director, officer, or Affiliate of Seller, the Company or Apax or any other Person in which any director, officer, stockholder or Affiliate of Seller, the Company or Apax has a financial interest, on the other hand (each an “Affiliate Transaction”).  Except as set forth in Section 3.18 of the Company Disclosure Schedules, as of the Closing Date, none of the Group Companies will have any liabilities (contingent or otherwise) for any terminated Affiliate Transactions.  To the Company’s knowledge, none of the Group Companies or Apax and their respective Affiliates, directors, officers or employees possesses, directly or indirectly, any material financial interest in, or is a director, officer or employee of, any Person (other than any Group Company) which is a material client, supplier, customer, lessor, lessee or competitor of any Group Company.

Section 3.19

No Undisclosed Liabilities.  No Group Company has any liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities disclosed or provided for in the Audited Financial Statements or disclosed in the notes thereto, (b) liabilities disclosed or provided for in the Interim Financial Statements, (c) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2009 and not material to any Group Company or (d) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect after giving effect to any benefits associated with any such liabilities.

Section 3.20

KL Group Companies.  KL Company and the Company hereby represent and warrant to Buyer (a) the only material assets and liabilities of KL Company are those set forth on Section 6.10(b) of the Company Disclosure Schedules (such assets and liabilities of the KL Company set forth on Section 6.10(b) of the Company Disclosure Schedules and the KL Shares collectively, the “Disposed Business”) and (b) the KL Business (the “KL Business”) has been and is being conducted only through KL Company and all assets and liabilities relating to the KL Business are those held by or associated with KL Company.

Section 3.21

No Additional Representations. Except for the representations and warranties made by the Company in this ARTICLE 3, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in any Ancillary Agreement, neither the Company nor any other

Person makes any express or implied representation or warranty with respect to the Group Companies or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Buyer, or any of its Affiliates or representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to any of the Group Companies or their respective businesses, except for the representations and warranties made by the Company in this ARTICLE 3, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in any Ancillary Agreement, any oral or written information presented to Buyer or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedules delivered to Buyer at or prior to the execution of this Agreement (the “Seller Disclosure Schedules”), each Seller (and, where applicable, BVI Seller, KL Company or the Foundation), severally with respect to itself, and not jointly represents and warrants to Buyer as follows in this ARTICLE 4.  The Seller Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE 4, and the disclosure in any paragraph of the Seller Disclosure Schedules shall qualify the corresponding paragraph in this ARTICLE 4 and such other paragraphs if it is reasonably apparent that such disclosure is applicable to such other paragraphs.

Section 4.1

Organization and Qualification.

(a)

Lux Seller is a Luxembourg limited liability company, and the Foundation is a foundation under Dutch law (stichting), in each case duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of their jurisdictions in all material respects.

(b)

Lux Seller is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in all material respects where the actions required to be performed by it hereunder make such qualification or licensing necessary.  The Foundation is not authorized to transact any business except as permitted by its governing documents.

(c)

Sellers have made available to Buyer accurate and complete copies of Sellers’ Governing Documents, as in full force and effect as of the date of this Agreement.  No Seller is in violation of the provisions of its Governing Documents.

Section 4.2

Title to the Shares.

(a)

Sellers are the sole owners of all of the Shares, and each Seller has good and marketable title to the relevant Shares, free and clear of any and all Liens.  No Seller is a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) obligating it to sell, transfer, pledge or otherwise dispose of any capital stock of the

Company.  No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any share capital of the Company.  Shares constitute the whole of the issued and outstanding share capital of the Company. Shares have been validly issued and fully paid and are free and clear of Liens. Sellers are the sole legal and beneficial owner of the Shares. The Sellers are entitled to sell and transfer title to the Shares to the BV Buyer.

(b)

BVI Seller owns of record and beneficially all of the USco Shares (which shares constitute all of the outstanding capital stock of USco), and BVI Seller has good and marketable title to the USco Shares, free and clear of any and all Liens.  BVI Seller is not party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) obligating BVI Seller to sell, transfer, pledge or otherwise dispose of any capital stock of USco.  BVI Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any share capital of USco.

Section 4.3

Authority.

(a)

Lux Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of such Seller and no other proceeding (including, without limitation, by its equity or interest holders) on the part of such Seller is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  Lux Seller has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Ancillary Agreements.  This Agreement constitutes and, upon due execution and delivery, each of the Ancillary Agreements will constitute, a valid, legal and binding agreement of Lux Seller (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against Lux Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

(b)

BVI Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of BVI Seller and no other proceeding (including, without limitation, by its equity or interest holders) on the part of BVI Seller is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  BVI Seller has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Ancillary Agreements.  This Agreement constitutes and, upon due execution and delivery, each of the Ancillary Agreements will constitute, a valid, legal and binding agreement of BVI Seller (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against BVI Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

(c)

KL Company has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of KL Company and no other proceeding (including, without limitation, by its equity or interest holders) on the part of KL Company is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  KL Company has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Ancillary Agreements.  This Agreement constitutes and, upon due execution and delivery, each of the Ancillary Agreements will constitute, a valid, legal and binding agreement of KL Company (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against KL Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

(d)

The Foundation has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of the Foundation and no other proceeding (including, without limitation, by its equity or interest holders) on the part of the Foundation is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  the Foundation has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Ancillary Agreements.  This Agreement constitutes and, upon due execution and delivery, each of the Ancillary Agreements will constitute, a valid, legal and binding agreement of the Foundation (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Foundation in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

Section 4.4

Consents and Approvals; No Violations.  No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Ancillary Agreements by Sellers or the consummation by Sellers of the transactions contemplated hereby and thereby, except for (a) compliance with and filings under the HSR Act, (b) those set forth on Section 4.4 of the Seller Disclosure Schedules and (c) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially delay Sellers from performing Sellers’ obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.  Neither the execution, delivery and performance of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of Sellers’ Governing Documents, (ii) result in a violation or breach of, cause acceleration, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to Sellers’ or increased benefit to another party thereto under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Sellers’ are parties or by which any of its properties or assets may be bound, (iii) violate any Law of any Governmental Entity applicable to Sellers or the Shares or (iv) result in the creation of any Lien upon the Shares, which in the case of any of clauses (ii) through (iv) above, individually or in the aggregate, would reasonably be expected to prevent or materially delay Sellers from performing Sellers’ obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

Section 4.5

Litigation.  There is no Action pending or, to such Seller’s knowledge, threatened or under investigation against such Seller, or as to which such Seller has received any written notice or assertion before any Governmental Entity, or for which Seller is obligated to indemnify a third party, which, individually or in the aggregate, would reasonably be expected to prevent or materially delay such Seller from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

Section 4.6

Brokers.

No broker, finder financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and/or on behalf of Seller or any of its Affiliates for which Lux Seller or any of its Affiliates may be liable.

Section 4.7

Investment Decision.  Sellers or Sellers’ authorized representative have received, have had ample opportunity to review and have reviewed, a copy of this Agreement and such other documents and information as Sellers have deemed appropriate to make its own analysis and decision to enter into this Agreement and to acquire the Stock Component.  Each Seller has such knowledge and experience in business and financial matters to enable such Seller to understand and evaluate this Agreement and form of investment decision with respect thereto.  Each Seller will be receiving the Stock Component for investment and not with a view toward or for the sale in connection with any distribution thereof, or with any present intention of distributing or selling the Stock Component, except to Management Employees as Affiliates of such Seller as permitted under the Stockholders Agreement.  Sellers acknowledge that the Stock Component has not been registered under the Securities Act or any foreign or state securities Laws, and agrees that the Buyer Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 4.8

No Additional Representations. Except for the representations and warranties made by Sellers in this ARTICLE 4, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in an Ancillary Agreement, neither Sellers nor any other Person makes any express or implied representation or warranty with respect to Sellers, and Sellers hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Sellers nor any other Person makes or has made any representation or warranty to Buyer, or any of its Affiliates or representatives, except for the representations and warranties made by Sellers in this ARTICLE 4, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in an Ancillary Agreement, any oral or written information presented to Buyer or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Buyer SEC Documents (excluding any disclosures set forth in any risk factor section thereof or in any section relating to forward-looking statements) and in the disclosure schedules delivered to Sellers and the Company at or prior to the execution of this Agreement (the “Buyer Disclosure Schedules”), Buyer represents and warrants to Sellers and the Company as follows in this ARTICLE 5.  The Buyer Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE 5, and the disclosure in any paragraph of the Buyer Disclosure Schedules shall qualify the corresponding paragraph in this ARTICLE 5 and such other paragraphs if it is reasonably apparent that such disclosure is applicable to such other paragraphs.

Section 5.1

Organization and Qualification.

(a)

Buyer and each of its Subsidiaries (collectively, the “Buyer Subsidiaries”, and each, a “Buyer Subsidiary”) are duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of their respective jurisdiction of organization in all material respects.  Buyer and the Buyer Subsidiaries have the requisite power and authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on their businesses as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect or prevent or materially delay Buyer from performing its obligations under this Agreement.

(b)

Buyer and each Buyer Subsidiary is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(c)

Buyer has made available to the Company an accurate and complete copy of its Governing Documents as in full force and effect as of the date of this Agreement.  Buyer is not in violation of the provisions of its Governing Documents.

Section 5.2

Capitalization of Buyer and Buyer Subsidiaries.

(a)

 The authorized capital stock of Buyer consists of 240,000,000 shares of Buyer Common Stock, par value $1 per share, and 150,000 shares of preferred stock, par value $100 per share (“Buyer Preferred Stock,” and, together with Buyer Common Stock, “Buyer Shares”).  As of March 11, 2010, there were (i) 57,175,152 shares of Buyer Common Stock issued, 51,935,498 shares of Buyer Common Stock outstanding and no shares of Buyer Preferred Stock issued and outstanding; (ii) 3,587,950 options to purchase Buyer Common Stock issued and outstanding; (iii) restricted unit awards in respect of 733,003 shares of Buyer Common Stock and

(iv) performance share awards in respect of a maximum of 89,050 shares of Buyer Common Stock.  All outstanding Buyer Shares and shares of capital stock of any material Buyer Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not and will not be issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.  The Buyer Common Stock to be issued pursuant to this Agreement shall be, when issued on the Closing Date, duly authorized, validly issued, fully paid and non-assessable, and not subject to or issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(b)

Except as set forth in subsection (a) above, as of the date of this Agreement, there are (i) no other shares of capital stock or other equity securities of Buyer authorized, issued, reserved for issuance or outstanding, (ii) no other authorized or issued and outstanding securities of Buyer convertible into or exchangeable for, at any time, equity securities of Buyer, (iii) no contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or to Buyer’s knowledge, oral, of Buyer to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any capital stock of Buyer or securities convertible into or exchangeable for any equity securities of or similar interest in Buyer or (iv) no voting trusts, proxies or other arrangements among Buyer’s stockholders with respect to the voting or transfers of Buyer Shares.  There are no dividends or other distributions with respect to Buyer Shares that have been declared but remain unpaid.

Section 5.3

Authority.  Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of Buyer and no other proceeding (including, without limitation, by its equityholders) on the part of Buyer is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.  No vote of Buyer’s equityholders is required to approve this Agreement or for Buyer to consummate the transactions contemplated hereby.  Buyer has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Ancillary Agreements.  This Agreement constitutes, and, upon due execution and delivery, each of the Ancillary Agreements will constitute a valid, legal and binding agreement of Buyer (assuming that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

Section 5.4

Reports; Financial Statements; Liabilities.

(a)

Buyer has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the U.S. Securities and Exchange Commission (the “SEC”), together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), since February 3, 2008 (the “Buyer SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the

Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Buyer SEC Documents as of the day of the filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of Buyer’s Subsidiaries is required to file with, or furnish to, the SEC any form, document or report.  As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Buyer SEC Documents.

(b)

The consolidated financial statements of Buyer and related notes included in the Buyer SEC Documents (if amended, as of the date of the last such amendment filed prior the date of this Agreement) (i) have been prepared from and are in accordance with the books and records of Buyer, (ii) have been prepared in accordance with GAAP (or with respect to unaudited interim financial statements, follow GAAP principles and have been prepared by management in a manner consistent with prior interim principles), the published rules and regulations of the SEC with respect thereto and other legal and accounting requirements applicable to Buyer, except as may be indicated in the notes thereto and except, in the case of unaudited interim financial statements, for the absence of footnotes and subject to normal year-end adjustments not expected to be material in amount and (ii) fairly present in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount and to any other adjustments described therein, including in the notes thereto) in conformity with GAAP (except in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c)

As of the date of this Agreement, there are no material liabilities or obligations of Buyer or any of its Subsidiaries of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Buyer, other than those that (i) are reflected or reserved against on the Buyer consolidated financial statements (including all related notes and schedules) of Buyer included in the Buyer SEC Documents; (ii) have been incurred in the ordinary course of business of Buyer and its Subsidiaries; (iii) are contemplated by this Agreement or incurred in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; (iv) would not be reasonably expected to have individually or in the aggregate, a Buyer Material Adverse Effect or (v) have been discharged or paid off.

(d)

Buyer is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

Section 5.5

Consents and Approvals; No Violations.  No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Ancillary Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, except for (a) compliance with and filings under the HSR Act, (b) those set forth on Section 5.5 of the Buyer

Disclosure Schedules and (c) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.  Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of Buyer or Buyer Subsidiaries’ Governing Documents, (ii) result in a violation or breach of, cause acceleration, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to Buyer or any Buyer Subsidiary or increased benefit to another party thereto under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party or by which any of its properties or assets may be bound, (iii) violate any Law of any Governmental Entity applicable to Buyer or any Buyer Subsidiary or any of their respective properties or assets or (iv) result in the creation of any Lien upon any of the assets of Buyer or any Buyer Subsidiary, which in the case of any of clauses (ii) through (iv) above, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay Buyer from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

Section 5.6

Litigation.  There is no Action pending, or, to Buyer’s knowledge, threatened or under investigation against Buyer or any Buyer Subsidiary, or as to which Buyer or any Buyer Subsidiary has received any written notice or assertion before any Governmental Entity, or for which Buyer or any Buyer Subsidiary is obligated to indemnify a third party except those which, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.  No Buyer or Buyer Subsidiary is subject to any outstanding and unsatisfied order, writ, judgment, injunction, settlement or decree, except those which, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay Buyer from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

Section 5.7

Compliance with Applicable Law.  Since February 3, 2008, except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (a) Buyer and each Buyer Subsidiary hold all permits, licenses, approvals, certificates and other authorizations of and from all, and have made all notifications, registrations, certifications, declarations and filings with, Governmental Entities necessary or advisable for the lawful conduct of their respective businesses as presently conducted, and the ownership or lease of their properties and assets, (b)  all such permits, licenses, approvals, certificates and other authorizations are in full force and effect, (c) the businesses of Buyer and each Buyer Subsidiary have been and are now being operated in compliance with all applicable Laws of all Governmental Entities and (d) there is no action, suit or proceeding pending or, to Buyer’s knowledge, threatened in writing by any Governmental Entity that claims any material violation by Buyer or any Buyer Subsidiary of applicable Law.

Section 5.8

Tax.

(a)

Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) Buyer and each of the Buyer Subsidiaries have timely filed, or have caused to be timely filed, all Tax Returns required to be filed by Buyer and each of the Buyer Subsidiaries, (ii) all such Tax Returns are true, complete and accurate in all respects and (iii) all Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid in full.

(b)

Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) no Tax authority has asserted, or threatened in writing to assert, any Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of Buyer or any Buyer Subsidiaries, (ii) neither Buyer nor any Buyer Subsidiary has distributed stock of another corporation or has had its stock distributed in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or Section 361 of the Code within the preceding five (5) years, (iii) neither Buyer nor any Buyer Subsidiary has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b), and (iv) neither Buyer nor any of Buyer Subsidiary is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of Taxes (other than an agreement or arrangement solely among the members of a group the common parent of which is Buyer or any Buyer Subsidiary), or has any liability for Taxes of any Person (other than Buyer or any Buyer Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

Section 5.9

Intellectual Property.  Except as would not reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect: (a) Buyer and its Subsidiaries own or have the right to use the Intellectual Property Rights used in or necessary for the conduct of their businesses, free and clear of any Lien other than Permitted Liens, (b) to the knowledge of Buyer, the current registrations and applications for Intellectual Property Rights owned by Buyer and its Subsidiaries are subsisting valid and enforceable, (c) to the knowledge of Buyer, the conduct of Buyer’s business does not infringe or violate the Intellectual Property Rights of any Person, and there is no written action, complaint, suit, proceeding or investigation pending or, to Buyer’s knowledge, threatened against Buyer or any of its Subsidiaries alleging any such infringement or violation and (d) to the Buyer’s knowledge, the Intellectual Property Rights owned by Buyer are not being infringed or violated by any Person.

Section 5.10

Absence of Certain Developments. Since the date of the most recent consolidated audited financial statements of Buyer included in the Buyer SEC Documents, there have not been any events, changes or developments which have had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 5.11

Solvency.  Buyer is not, and, assuming the accuracy of (a) the representations of the Company and Seller in this Agreement and (b) the financial projections provided by Seller to Buyer, after giving effect to the transactions contemplated hereby, to the knowledge of Buyer will not: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay them as they become due.

Section 5.12

DGCL Section 203. The Board of Directors has taken all action necessary to exempt from the provisions of Section 203 of the Delaware General Corporation Law, this Agreement and any acquisition by Seller or its Affiliates of the Stock Component pursuant to this Agreement.  To Buyer’s knowledge, no other Takeover Laws are applicable to this Agreement or the transactions contemplated hereby.

Section 5.13

Financing.  Buyer and the Company have engaged in discussions with a number of financial institutions regarding the provision of debt financing in an amount sufficient to consummate the transactions contemplated by this Agreement.  Buyer has delivered to Sellers a true and complete copy of any commitment letters relating to such financing entered into by Buyer on or prior to the date hereof.

Section 5.14

Investment Decision.  Buyer or Buyer’s authorized representative have received, have had ample opportunity to review and have reviewed, a copy of this Agreement and such other documents and information as Buyer has deemed appropriate to make Buyer’ own analysis and decision to enter into this Agreement and to acquire the Shares.  Except to the extent Buyer has otherwise advised Seller in writing, to the knowledge of Buyer, none of the representations and warranties contained in ARTICLE 3 or ARTICLE 4 are untrue or incorrect in any material respect. Buyer has such knowledge and experience in business and financial matters to enable Buyer to understand and evaluate this Agreement and form of investment decision with respect thereto.  Buyer acknowledges that the Shares have not been registered under the Securities Act or any foreign or state securities Laws, and agree that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 5.15

No Additional Representations. Except for the representations and warranties made by Buyer in this ARTICLE 5, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in an Ancillary Agreement, none of Buyer, or any other Person makes any express or implied representation or warranty with respect to Buyer or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Buyer hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, none of Buyer or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to Buyer, any of its Subsidiaries or their respective businesses, except for the representations and warranties made by Buyer in this ARTICLE 5, pursuant to any certificate to be delivered pursuant to ARTICLE 7 or in an Ancillary Agreement, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Buyer, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 6
COVENANTS

Section 6.1

Conduct of Business of the Company .  Except as may be required by Law, may be consented in writing by Buyer (which consent shall not be unreasonably withheld or delayed), and may be expressed by this Agreement (including, for the avoidance of doubt, any action set forth in Section 6.10, Section 6.1 of the Company Disclosure Schedules, or Exhibit C), from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each other Group Company to, and Lux Seller shall cause each of the Group Companies to, (a) conduct its business in all material respects in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to (i) preserve substantially intact its business organization and to preserve the present commercial relationships of the Group Companies with significant customers, suppliers and other third parties with whom the Group Companies have significant business relations and (ii) retain the services of the Group Companies’ key employees.  Without limiting the generality of the foregoing, except as may be required by Law or any Governmental Entity, may be consented in writing by Buyer (which consent shall not be unreasonably withheld or delayed), or expressed by this Agreement (including, for the avoidance of doubt, any action set forth in Section 6.10, Section 6.1 of the Company Disclosure Schedules or Exhibit C), from the date hereof until the earlier of the Closing Date and the Termination Date, the Company shall not and shall cause each other Group Company not to, and Lux Seller shall cause the Group Companies not to, do any of the following:

(a)

issue, sell or pledge, dispose of, encumber, deliver or authorize or propose the issuance, sale or pledge, disposition, encumbrance or delivery of (i) any shares of capital stock or voting securities of any class of any of the Group Companies (including the Shares and the USco Shares), or securities convertible into or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities of any of the Group Companies or (ii) any other securities in respect of, in lieu of, or in substitution for shares of capital stock of any of the Group Companies (including the Shares and the USco Shares) outstanding on the date hereof;

(b)

(i) make any payments in cash or in kind, or advance or loan any funds to Sellers or any of their Affiliates, otherwise declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends or other distributions by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, or (ii) adjust, split, combine, or reclassify any of its capital stock or other voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

(c)

redeem, purchase or otherwise acquire any outstanding shares of the capital stock of the Company or any of the Group Companies which are not wholly-owned, directly or indirectly, by the Company;

(d)

(i) sell, lease, license, transfer or otherwise dispose of (by merger, consolidation or sale of stock or assets or otherwise) any material corporation, partnership or other business organization or division or any of its material property or material assets or (ii) create any Lien (other than a Permitted Lien) on any material property or assets, other than sales, leases, licenses, transfers and dispositions in the ordinary course of business, as may be required by applicable Law or any Governmental Authority in order to permit or facilitate the consummation of the transactions contemplated hereby;

(e)

adopt any amendment to the Governing Documents of any of the Material Group Companies;

(f)

incur any Indebtedness not repayable in connection with the Closing (other than letters of credit to secure supplies of goods in the ordinary course consistent with past practice and letters of credit in Europe in an individual amount not in excess of €100,000 for security on leases and property related transactions, in each case entered into in the ordinary course of business);

(g)

except to the extent required by Law or by Company Material Contracts or the terms of the Company Benefits Plans (each as in existence as of the date hereof), (i) increase the compensation or benefits payable or to become payable to the directors, officers, consultants or employees of any Group Company, other than for increases in annual base salary in the ordinary course of business consistent with past practice (including, for this purpose, the normal salary review process conducted each year), (ii) become a party to, establish, adopt, enter into or amend any Company Benefit Plan,  any arrangement that would be a Company Benefit Plan if it were in effect on the date hereof or any collective bargaining, (iii) accelerate the vesting or payment or cause to be funded or otherwise secure the payment of any compensation and/or benefits, (iv) grant any cash or equity based bonus or incentive awards, (v) hire any officers or managers at any Group Company except to the extent such hires are reasonably necessary to replace officers or managers in key positions who are no longer employed after the date hereof, (vi) terminate the employment of any officers of any Group Company or any Management Employee or (vii) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by the Accounting Principles;

(h)

make any loans, advances or capital contributions, other than loans or advances in the ordinary course of business consistent with past practice (including advances for travel and other normal business expenses to directors, officers and employees, but excluding loans or other advances to officers and directors);

(i)

directly or indirectly engage in any Affiliate Transaction (other than (i) between Group Companies or (ii) with respect to employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business);

(j)

merge or consolidate with or into any other Person, dissolve or liquidate or acquire any businesses or assets (other than acquisitions of inventory in the ordinary course consistent with past practice);

(k)

make any change in any method of accounting other than those required by changes in Accounting Principles as contemplated by this Agreement;

(l)

enter into a written contract that would be a Company Material Contract if entered into prior to the date hereof; provided that such restriction shall not apply with respect to contracts of the type described in Sections 3.6(a)(ii), (xi) and (xii) entered into with respect to business of the Company conducted outside of the United States in the ordinary course consistent with past practice, provided, that the Company shall consult with Buyer reasonably in advance of entering into any such contract.

(m)

(i) with respect to the business of the Company conducted in the United States, authorize or make any capital expenditures (A) relating to information technology, in excess of $100,000, (B) relating to store maintenance, development or expansion in excess of $500,000, or (C) relating to all other matters, in excess of $250,000 and (ii) with respect to the business of the Company conducted outside of the United States, authorize or make any capital expenditures in excess of the amounts set forth in the Company’s fiscal 2011 capital expenditure budget as provided to Buyer;

(n)

enter into any settlement or release with respect to any claim relating to the business of any Group Company, other than in the ordinary course of business consistent with past practice, but not, in any individual case, in excess of €250,000;

(o)

(i) make, change or revoke any material Tax election, (ii) change any material method of reporting income or deductions for Tax purposes, (iii) settle or compromise any material Tax claim, audit or dispute, (iv) file any material amended Tax Return, (v) extend or waive the period of limitations for the payment or assessment of any material Tax of any Group Company, (vi) obtain any material ruling with respect to Taxes or enter into any material agreement with any taxing authority, or (vii) make or surrender any claim for a material refund of Taxes; or

(p)

 authorize any, or commit or agree to take any, of the foregoing actions.

Section 6.2

Conduct of Business of Buyer.  Except as may be required by Law, may be consented to in writing by Lux Seller (which consent shall not be unreasonably withheld or delayed), and may be expressed by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Buyer shall, and shall cause its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization and preserve the present commercial relationships of its Subsidiaries with significant customers, suppliers and other third parties with whom Buyer has significant business relations and (B) retain the services of its key employees.  Without limiting the generality of the foregoing, except as may be required by law, may be consented to in writing by Lux Seller (which consent shall not be unreasonably withheld or delayed), and may be expressed by this Agreement (including any action set forth in Section 6.2 of the Buyer Disclosure Schedules), Buyer shall not, and shall cause each of its Subsidiaries not to do any of the following:

(a)

(i) declare, set aside or pay any extraordinary dividend or distribution in respect of Buyer Common Stock, (ii) split, combine or reclassify the Buyer Common Stock or (iii) redeem, purchase or otherwise acquire any outstanding shares of the capital stock of Buyer unless, in each case, Buyer shall also equitably adjust the Stock Component to provide Seller with the same economic effect as though the Stock Component had been issued to Seller on the date immediately preceding such action;

(b)

adopt any amendment to the Governing Documents of Buyer that would reasonably be expected to adversely affect the rights of the “Investors” under the Stockholders Agreement after the Closing; or

(c)

authorize any, or commit or agree to take any, of the foregoing actions.

Section 6.3

Tax Matters.

(a)

Buyer shall be entitled to make an election pursuant to Section 338(g) of the Code and, if applicable, similar elections under any applicable state or local Laws, with respect to the Non-U.S. Group Companies.  Nothing in this Section 6.3 or anywhere in this Agreement shall be construed to prohibit Buyer from making any such election with respect to the Non-US Group Companies. Buyer shall not make an election under Section 338 of the Code or, if applicable, any similar election under any applicable state or local laws, with respect to any Group Company that is not a Non-US Group Company. “Non-US Group Company” means any Group Company other than a Group Company created or organized under the laws of the United States, any state thereof or the District of Columbia.

(b)

Lux Seller shall cause any Tax sharing agreement or similar arrangement between Lux Seller or any Affiliate of Lux Seller (other than a Group Company), on the one hand, and any Group Company on the other hand, to be terminated with respect to such Group Company on or prior to the Closing Date.

(c)

All transfer Taxes, recording fees and other similar Taxes that are imposed on any of the Parties by any Governmental Entity in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

(d)

Lux Seller and the Group Companies shall permit Buyer to participate in discussions among Lux Seller and/or any of the Group Companies and any taxing authority regarding the treatment of intangibles owned by Lux Seller or any Group Company or to which Lux Seller or any Group Company has any rights, including, without limitation, as a licensee, and neither Lux Seller nor any Group Company will engage in any such discussions without Buyer's participation, or take any action in connection with such discussions, in each case without Buyer's prior written consent, which shall not be unreasonably withheld.

(e)

Prior to the Closing, Lux Seller and the Group Companies shall use their reasonable efforts to cooperate in Buyer’s development and implementation of a comprehensive Tax planning strategy for Buyer and the Group Companies for the period following the Closing Date and to obtain any Tax rulings reasonably requested by Buyer; provided that Buyer shall be obligated to pay all out-of pocket fees or expenses (including any incremental Taxes) of Sellers and Sellers’ Affiliates in connection with any such cooperation or requests.

(f)

Any payment made by one party to another party pursuant to this Agreement shall be treated as a purchase price adjustment, except to the extent prohibited by applicable Law.

Section 6.4

Access to Information.  From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, and subject to applicable Law and the restrictions contained in the confidentiality agreements to which the Group Companies are subject, the Company shall use its reasonably best efforts to provide to Buyer and its authorized representatives during normal business hours reasonable access to all employees, representatives and all manufacturing facilities, offices warehouses and other facilities used in the operation of the business of the Group Companies, to all books, records, agreements, documents, information, data and files of the Group Companies and with such additional accounting, financing, operating and other data and information regarding the Group Companies as Buyer may reasonably request (in a manner so as to not interfere with the normal business operations of any Group Company).  All of such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein.

Section 6.5

Efforts to Consummate.

(a)

Subject to the terms and conditions herein provided, each of the Sellers, Buyer and the Company shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as promptly as practicable after the date hereof the transactions contemplated by this Agreement, including (i) preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) as promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals.  In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days of the date of this Agreement, (B) make all other required filings pursuant to other Regulatory Laws with respect to the transactions contemplated hereby as promptly as practicable, and (C) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ or any other Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto (which shall not be unreasonably withheld, conditioned or delayed).  Each Party shall supply as promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as possible. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require the Buyer to arrange or obtain Financing that is not Acceptable Financing.

(b)

Each of Buyer, on the one hand, and Sellers and the Company, on the other hand, shall, in connection with the actions referenced in Section 6.5(a) to obtain all Governmental Approvals for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity; provided, that materials may be redacted to remove references concerning the valuation of the businesses of the Company and its Subsidiaries.  Buyer, Sellers and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.5(b) as “Antitrust Counsel Only Material.”  Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer, Sellers, or the Company, as the case may be) or its legal counsel.

(c)

In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a) and 6.5(b), each of Buyer, Sellers and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the Termination Date, including defending through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by this Agreement by the FTC, the DOJ or any other applicable Governmental Entity or any private party; and (ii) avoid or eliminate each and every impediment under any Regulatory Law so as to enable the Closing to occur as soon as possible (and in any event no later than the Termination Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Buyer, the Company and their respective Subsidiaries, (y) otherwise taking or committing to take actions that after the Closing would limit Buyer’s and/or its Subsidiaries’ freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines or assets of Buyer, the Company and/or their respective Subsidiaries, and (z) agreeing to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or Buyer’s or Buyer’s Subsidiaries’ ability to operate or retain, any of the businesses, product lines or assets of Buyer, the Company or any of their respective Subsidiaries; provided, however, that any action contemplated by clauses (x), (y) and (z) is conditioned upon the consummation of the transactions contemplated by this Agreement and that nothing contained in this Agreement shall require Buyer to take any actions specified in this Section 6.5(c) that would reasonably be expected to have a

Buyer Material Adverse Effect on a pro forma basis assuming the consummation of the transactions contemplated hereby.

(d)

Without limiting any other obligation under this Agreement, during the period from the date of this Agreement until the Closing Date, each of Buyer and each Seller shall not, and shall cause its Subsidiaries and controlled Affiliates to not, take or agree to take any action that would reasonably be expected to prevent the parties from obtaining any Governmental Approval in connection with the transactions contemplated by this Agreement, or to prevent or materially delay or impede the consummation of the transactions contemplated herein including obtaining Acceptable Financing.

(e)

Sellers and the Company shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to Sellers and the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in ARTICLE 7 and such written notice shall specify the condition which has failed or will fail to be satisfied, (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (iii) any written notice from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, that the delivery of any notice pursuant to this Section 6.5(e) shall not limit or otherwise affect the remedies available hereunder to Buyer or Sellers and the Company.

Section 6.6

Public Announcements.  Buyer, on the one hand, and the Company and Sellers, on the other hand, shall consult with one another and obtain one another’s approval (such approval not to be unreasonably withheld or delayed) before issuing or permitting any agent or Affiliate to issue any press release, or otherwise making or permitting any agent or Affiliate to make any public statements, with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and approval; provided that each Party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of Law, it being understood and agreed that each Party shall provide the other Parties with copies of any such announcement reasonably in advance of such issuance and in good faith consider such Party’s comments thereon.

Section 6.7

Exclusive Dealing.  During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Sellers will not, and will use reasonable best efforts to cause their respective Subsidiaries and controlled Affiliates, and each of their respective officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents not to, (i) solicit, encourage, seek, initiate, facilitate or engage in any discussions or negotiations with or (ii) provide any information to or enter into any agreement with, any Person (other than Buyer and/or its Affiliates) concerning (x) any purchase of all or substantially all of the Shares, any merger or business combination, any sale or all or substantially all of the assets of the Company or any similar transaction, and shall immediately cease any discussions or negotiations that are ongoing and promptly request the return or destruction of any documents and information provided to any Person in connection which such discussion. Sellers and the Company, as the case may be, shall enforce any existing confidentiality agreements relating to the Company or the business of any Group Company and not waive any material rights thereunder.

Section 6.8

Employee Benefit Matters.

(a)

Buyer shall provide, or cause its Subsidiaries to provide, the employees of the Group Companies who are employed by the Group Companies as of the Closing Date and who remain employed with Buyer and its Subsidiaries (including the Group Companies) thereafter (the “Group Company Employees”) with (i) from and after the Closing Date through (x) the first anniversary of the Closing Date with respect to Group Company Employees based in the United States or Canada (the “North American Group Company Employees”) and (y) the second anniversary of the Closing Date with respect to Group Company Employees other than the North American Group Company Employees, the same base salaries and annual bonus opportunities provided to such Group Company Employees as of the date of this Agreement and (ii) from and after the Closing Date through (x) December 31, 2010, with respect to North American Group Company Employees and (y) December 31, 2011 with respect to Group Company Employees other than the North American Group Company Employees, retirement and welfare benefits (including through participation and coverage under Buyer’s and its Subsidiaries’ (excluding, for these purposes, after the Closing Date, the Group Companies) retirement and welfare benefit plans (the “Buyer Benefit Plans”)) that are no less favorable, in the aggregate, than the retirement and welfare benefits provided to Group Company Employees immediately prior to the date of this Agreement; provided, that continued participation and coverage following the Closing Date under the Company Benefit Plans as in effect immediately prior to the Closing Date shall be deemed to satisfy the obligations under clause (ii) of this sentence, it being understood that the Group Company Employees may commence participating in the comparable Buyer Benefit Plans on different dates following the Closing Date with respect to different comparable Buyer Benefit Plans.

(b)

For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Buyer and its Subsidiaries providing benefits to any Group Company Employees after the Closing Date (including the Company Benefits Plans) (the “New Plans”), each Group Company Employee shall be credited with his or her years of service with the Group Companies and their predecessors before the Closing Date, to the same extent as such Group Company Employee was entitled, before the Closing Date, to credit for such service under any similar Group Company employee benefit plan in which such Group Company Employee participated or was eligible to participate immediately prior to the Closing Date, provided that the foregoing shall not apply (i) with respect to benefit accrual under any defined benefit pension plan, (ii) for purposes of any New Plan under which similarly-situated employees of Buyer and its Subsidiaries do not receive credit for prior service, (iii) for purposes of any New Plan that is grandfathered or frozen, either with respect to level of benefits or participation or (iv) to the extent that its application would result in a duplication of benefits with respect to the same period of service.  In addition, and without limiting the generality of the foregoing, to the extent legally permissible, (i) each Group Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Group Company Employee participated immediately before the Closing Date (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any Group Company Employee, Buyer shall, or shall cause the Surviving Corporation to, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Closing Date and Buyer shall, or shall cause the Company to, cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance, maximum out-of-pocket and lifetime maximum limitations or requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)

From and after the Closing Date, Buyer shall, or shall cause the Company and its Subsidiaries to, honor all obligations under the Company Benefit Plans in accordance with their terms as in effect immediately before the Closing Date, provided that nothing herein shall prohibit Buyer or the Company from amending, suspending or terminating any particular Company Benefit Plan to the extent permitted by its terms and applicable Law.

(d)

With respect to any Group Company Employees based outside of the United States, Buyer’s obligations under this Section 6.8 shall be modified to the extent necessary to comply with applicable Laws of the countries and political subdivisions thereof in which such Group Company Employees are based.

(e)

Lux Seller shall, or shall cause the applicable Group Company to, take all Facilitating Actions that are required to be taken after the date hereof, whether by Law or otherwise, as soon as reasonably practicable following the date hereof (and in any event prior to the Closing Date).

(f)

In order to facilitate satisfying the requirements of Section 280G(b)(5)(A)(ii) of the Code, the Company shall, on or prior to the Closing Date, have submitted to a vote of the stockholders of the Company (or other relevant entity) for their determination all payments or benefits for which there is no contractual entitlement or with respect to which any contractual entitlement has been waived that in the absence of such a vote could reasonably be viewed as “parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) made to any individuals that are “disqualified individuals” within the meaning of Section 280G of the Code and the regulations thereunder; provided, that such stockholder vote shall be structured in a manner intended to meet the requirements of Section 280G(b)(5)(B) of the Code and the regulations thereunder, and shall be in a form reasonably satisfactory to Buyer.

(g)

Without limiting the generality of Section 10.7, the provisions of this Section 6.8 are solely for the benefit of the Parties, and no current or former director, officer, employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement.  Nothing contained in this Agreement shall constitute or be deemed to be an amendment to any Company Benefit Plan or any other compensation or benefit plan, program or arrangement of the Group Companies for any purpose.

Section 6.9

Termination of Indebtedness; Financing; Financing Cooperation.

(a)

Lux Seller shall deliver to Buyer at least three Business Days prior to the Closing Date copies of deeds of release or other documentation (the “Release Documentation”), in a form reasonably acceptable to Buyer (including, if applicable, language providing authorization to Buyer, from and after the Closing Date, to file all Uniform Commercial Code termination statements and any release and similar documents, in each case, as are necessary to effectuate, or reflect of public record, the release and discharge of any guarantees and security interests, liens and other security evidenced by financing statements or other filings, including if applicable all Uniform Commercial Code statements) (subject to completion of local filings and notifications to record any such releases), from the administrative agent or other applicable persons under the Credit Facilities stating that such Credit Facilities are or will be upon delivery of funds arranged by Buyer paid in full, and Seller will use its reasonable best efforts to also have included in any such Release Documentation, if applicable, a statement that all obligations of the Company and its Subsidiaries under such Credit Facility are terminated, and all commitments in respect of each Credit Facility terminated and shall deliver all instruments necessary or desirable for the satisfaction, release and discharge of all security interests, mortgages, liens and other security granted over the Company’s and its Subsidiaries’ properties and assets securing such obligations (subject to delivery of funds as arranged by Buyer, if necessary and subject to completion of local filings and notifications to record any such actions) immediately upon receipt on the Closing Date by the administrative agents or other applicable persons of the amounts specified in the Release Documentation.

(b)

Sellers shall, and shall cause the Company and its Subsidiaries to, deliver all notices and take all other actions required by the terms of the Credit Facilities or reasonably requested by Buyer in order to permit repayment on the Closing Date of all outstanding Indebtedness under the Credit Facilities on the terms thereof.

(c)

Buyer shall use its reasonable best efforts to arrange and obtain debt financing as soon as reasonably practicable, taking into account the anticipated timing of the Closing and Buyer’s commercial judgment, acting in good faith, (i) resulting in net proceeds in an amount that, when funded, together with available cash resources of Buyer, is at least equal to the Sufficient Amount, (ii) on terms that are substantially consistent with or not substantially less favorable to Buyer, in Buyer’s good faith commercial judgment, than the terms set forth in the Buyer Financing Term Sheet (other than proposed interest rates and other items included in Weighted Average Cost of Debt Financing set forth therein) or on such other terms and conditions as are acceptable to Buyer in its sole discretion (it being understood that any provision in Financing that provides for less than $450 million of borrowing availability under the revolving credit facility on the Closing Date and after giving effect to the borrowings to fund the transactions hereunder shall be deemed to be substantially less favorable to Buyer), and (iii) for which, as of the Closing Date, the Weighted Average Cost of Debt Financing of such debt financing is not in excess of the amount set forth on Section 6.9(a) of the Buyer Disclosure Schedules (the “Acceptable Financing” and any of Buyer’s financing for the transactions described in this Agreement, the “Financing”)); provided that (a) notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require the Buyer to arrange or obtain Financing that is not Acceptable Financing; and (b) in the event that Buyer accepts Financing with cash proceeds equal to the Sufficient Amount (less other available cash resources of Buyer) which does not otherwise meet the terms of Acceptable Financing, such financing shall be considered Acceptable Financing under this Agreement.

(d)

In furtherance of the foregoing covenant, if Acceptable Financing is available to Buyer, Buyer hereby agrees to use its reasonable best efforts to (i) negotiate and enter into definitive agreements with respect to such Acceptable Financing which are otherwise reasonably acceptable to Buyer, and (subject to the provisions of clause (c)(ii) above) to offer customary fees, discounts and other incentives to potential financing sources, (ii) satisfy on a timely basis all conditions applicable to such Acceptable Financing in such definitive agreements, and (iii) if financing is available to Buyer that is Acceptable Financing, Buyer will use reasonable best efforts to consummate the Acceptable Financing at or prior to the Closing.  Buyer shall keep the Company and Lux Seller informed periodically and on request by Seller as to its progress regarding obtaining the Acceptable Financing (including promptly providing copies of any agreements entered into with respect to any Financing) and shall consider in good faith any suggestions or recommendations the Company or Lux Seller may have with respect to the Acceptable Financing, including potential financing sources as well as the structure of the Acceptable Financing.

(e)

Prior to the Closing, the Group Companies shall, as promptly as reasonably practicable, use reasonable best efforts to, and shall use reasonable best efforts to cause their respective representatives to, at Buyer’s sole expense for any and all reasonable and documented out-of-pocket expenses, provide to Buyer such cooperation reasonably requested by Buyer to the extent necessary, proper or advisable in connection with the Financing, including: (i) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing, including execution and delivery of customary representation letters in connection with bank information memoranda; provided that any private placement memoranda or prospectuses in relation to securities need not be issued by any Group Company; (iii) furnishing Buyer and its financing sources with the financial statements and other information regarding the Group Companies set forth on Schedule 6.9(e) (such information in this clause (iii), the “Required Information”); (iv) using reasonable best efforts to cooperate with and assist Buyer in obtaining customary accountants’ comfort letters including  “negative assurance” comfort (provided that the relevant financing institutions shall have provided customary representation or engagement letters, as applicable to Sellers accountants) and consents of accountants for use of their reports in any materials relating to the Financing, legal opinions, appraisals, surveys, title insurance and other customary documentation and items relating to Acceptable Financing as reasonably requested by Buyer; (v) executing and delivering, as of the Closing, any pledge and security documents, other definitive financing documents, or other certificates or documents, as may be reasonably requested by Buyer (including a certificate of the chief financial officer of any Group Company with respect to solvency matters) and otherwise reasonably facilitating the pledging of collateral (including cooperation in connection with the pay-off of existing indebtedness and the release of related Liens in accordance with their respective terms); (vii) taking commercially reasonable actions necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing and (B) establish, effective as of the Closing, bank and other accounts and blocked account agreements and lock box arrangements in connection with the Financing; (viii) taking all corporate actions, subject to the Closing, reasonably requested by Buyer that are necessary or customary to permit the consummation of the Acceptable Financing and to permit the proceeds thereof, to be made available to the Company and Seller on the Closing Date to consummate the transactions contemplated by this Agreement; it being understood that the Company shall have satisfied its obligations set forth in this Section 6.9(e) if the Company shall have used its reasonable best efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided or any applicable actions are consummated.  The Company will notify Buyer of any material error, mistake or omission in the Required Information or the other information provided pursuant to this Section 6.9(e) that it becomes aware of and if requested by Buyer will use its reasonable best efforts to promptly correct such error, mistake or omission.  The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to nor is reasonably likely to harm or disparage any Group Company, the reputation or goodwill of any Group Company or any of the Group Companies’ assets, including their logos and marks.   No Group Company shall be required, under the provisions of this Section 6.9 or otherwise in connection with any Financing (x) to pay any commitment or other similar fee prior to the Closing that is not advanced or substantially simultaneously reimbursed by Buyer or (y) to incur any out-of-pocket expense unless such expense is reimbursed by Buyer upon request or on the earlier of the Closing or termination of this Agreement in accordance with ARTICLE 8.  Buyer shall indemnify and hold harmless each of the Group Companies from and against any and all losses suffered or incurred by them in connection with (1) any action taken by them at the request of Buyer pursuant to this Section 6.9 or in connection with the arrangement of the Financing or (2) any information utilized in connection therewith (other than information provided by the Group Companies or any Seller).  Nothing contained in this Section 6.9 or otherwise shall require the Company to be an issuer or other obligor with respect to the Financing prior to the Closing.

Section 6.10

Pre-Acquisition Reorganization.

(a)

The Company shall, and shall cause each of its Subsidiaries, to take such actions prior to the Closing Date (each, a “Pre-Acquisition Reorganization Activity”) in the manner Buyer or Sellers may reasonably request, to be effective and completed on or immediately prior to the Closing Date, provided that the Pre-Acquisition Reorganization Activity would not be reasonably likely to impair or delay the consummation of the transactions described herein, or be reasonably likely to result in any adverse financial, tax or other consequence for Sellers or Buyer, respectively.  No such Pre-Acquisition Reorganization Activity shall, if taken as requested, be considered to constitute a breach of the representations or warranties or covenants hereunder. Without limiting the foregoing, a “Pre-Acquisition Reorganization Activity” may include any internal reorganizations, liquidations, contributions or consolidations of the Group Companies, or a capitalization, transfer or cancellation of any intercompany debt requested to be capitalized, transferred or cancelled by Buyer.  Buyer shall be obligated to pay all out-of-pocket fees and expenses (including any incremental Taxes) of Sellers and Sellers’ Affiliates and shareholders in connection with any Pre-Acquisition Reorganization Activity requested by Buyer.

Notwithstanding any other provision of this Agreement, any amounts for which Buyer is obligated to pay pursuant to the previous sentence shall not be taken into account in determining any purchase price adjustment pursuant to Section 2.3.  Sellers shall be obligated to pay all out-of-pocket fees and expenses (including any incremental Taxes) of Buyer, Buyer’s Affiliates and the Group Companies in connection with any Pre-Acquisition Reorganization Activity requested by Sellers.

(b)

Sellers and the Company shall take such actions prior to the Closing Date as are necessary to transfer, or cause the transfer of, (i) all of the shares (the “KL Shares”) of KL Company such that the KL Shares are no longer held, directly or indirectly, by any Group Company and (ii) any assets or liabilities relating to the KL Business which are not otherwise transferred as a result of the transfer of the KL Shares.

(c)

The Parties agree to cooperate in the consideration and implementation of alternative structures to effect the transactions contemplated by this Agreement, including, without limitation, causing one or more Group Companies to be separately purchased from its or their direct shareholders or interest holders, as long as such alternative would not be reasonably likely to impair or delay the consummation of the transaction described herein, or be reasonably likely to result in any adverse financial, tax or other consequence for Sellers or Sellers’ Affiliates and shareholders.

Section 6.11

Ancillary Agreements.  Between the date of this Agreement and the Closing Date, Buyer and Lux Seller shall (a) negotiate the Joint Venture Agreement in good faith consistent with the terms set forth in Exhibit C, and shall enter into such agreement on or prior to the Closing Date and (b) negotiate the other Ancillary Agreements in good faith and on customary terms.  Lux Seller shall keep Buyer promptly informed of any negotiations and other actions in connection with the Joint Venture Agreement.

Section 6.12

Indemnification and Insurance.

(a)

Buyer agrees that (i) all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees (in their capacity as such and not as shareholders or optionholders of the Company), as the case may be, of the Company as provided in their respective Governing Documents entered into on or prior to the date hereof, copies of which have been provided to Buyer, or in any agreement shall survive the transactions contemplated by this Agreement and shall continue in full force and effect, and (ii) Buyer shall maintain in effect provisions in the Governing Documents of each of the Group Companies regarding indemnification of officers and directors that are substantively identical to those contained in the Governing Documents of each of the Group Companies, in each case for a period of at least six (6) years from the date of this Agreement.  Following the Closing Date, Buyer shall cause the Company to honor any indemnification agreements of the Company and its Subsidiaries with any of their respective directors, officers and employees existing as of the date hereof, copies of which have previously been provided to Buyer.  For a period of six (6) years from and after the Closing Date, the Buyer shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies or purchase a “tail policy,” in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous in any material manner to the insureds with respect to claims arising from facts or events that occurred on or before the Closing Date, except that in no event shall Buyer be required to pay with respect to such insurance policies in respect of any one policy year more than 200% of the annual premium payable by the Company for such insurance for the year ending March 31, 2009 (the “Maximum Amount”), and if Buyer is unable to obtain the insurance required it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period.

(b)

The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Managers and their heirs and legal representatives.

(c)

The rights of the Indemnified Managers and their heirs and legal representatives under this section shall be in addition to any rights such Indemnified Managers may have under the Governing Documents of the Company or any of its Subsidiaries, any agreements between such persons and the Company or any of its Subsidiaries, or any applicable Laws.

Section 6.13

Section 16 Matters.  Prior to the Closing, Buyer shall take all actions reasonably necessary to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act, any acquisitions of shares of Buyer Common Stock (including derivative securities) resulting from the transactions contemplated by this Agreement by each Person associated with the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of Buyer.

Section 6.14

Compliance with WARN Act and Similar Statutes.   Sellers shall not, and shall cause the Group Companies not to, at any time prior to the Closing Date, effectuate (i) a “plant closing” or “mass layoff” as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “ WARN Act ”) affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or (ii) any similar action under any comparable state, local or foreign Law requiring notice to employees in the event of a plant closing or layoff, in each case without complying with the notice provisions and all other provisions of the WARN Act and any comparable state, local or foreign Law.

Section 6.15

NYSE Approval. Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock included in the Stock Purchase Price to be approved for listing on the NYSE, subject to official notice of issuance, prior to Closing.

Section 6.16

Treatment of Stock Purchase Price.  Subject to Section 2.6, Sellers shall not distribute the Stock Purchase Price to any other Person until the Actual Adjustment has been finally determined in accordance with Section 2.3(e).

Section 6.17

Insurance Cooperation.  Lux Seller and the Company shall, and shall cause the Group Companies to, provide Buyer with such assistance as Buyer shall reasonably request in obtaining representations and warranties insurance coverage on such terms and in such amounts as Buyer shall deem appropriate (for the avoidance of doubt, Buyer shall pay all fees and expenses associated with such insurance), which assistance shall include, without limitation (a) permitting insurers or potential insurers access to any online or virtual data room which has been provided to Buyer, (b) permitting insurers or potential insurers access to other diligence materials and to Sellers’ counsel prior to Closing, (c) participation by Sellers and Sellers’ counsel in meetings with representatives of the potential insurers and (d) cooperation by Sellers and Sellers’ counsel with other customary requests in connection with obtaining such insurance; provided, however, that Lux Seller and the Group Companies shall not be obligated to assume or undertake any potential liability to the provider of such insurance or to Buyer or to take any action which would increase the conditionality of the Closing.

Section 6.18

Escrow Termination Fee.  Buyer will, in the event that the Closing has not occurred by the 90th day following the date of this Agreement (regardless of the reasons therefor), deposit on such date €69,000,000 of cash (the “Termination Fee”) into a separate escrow account (the “Termination Fee Escrow Account”) which shall be established with the Escrow Agent pursuant to an escrow agreement on substantially the same terms as the Escrow Agreement, the purpose of which is to provide funds to pay the Termination Fee pursuant to Section 8.2 (the “Termination Fee Escrow Agreement”).

Section 6.19

Covered Expenses. Following the Closing, in the event that any Person makes a claim for the payment of any Post-Closing Covered Expenses owed to such Person but not paid pursuant to Section 2.3(c)(iii), if and to the extent that any such Post-Closing Covered Expenses were included in the Estimated Closing Date Indebtedness, the Buyer and its Subsidiaries shall pay any such claimed amount and the Sellers shall have no liability therefor.

Section 6.20

Intercompany Receivables.  All intercompany related receivables and payables between KL Group Companies and the Company will be settled prior to Closing.

ARTICLE 7
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1

Conditions to the Obligations of the Company, Buyer and Sellers.  The obligations of the Company, Buyer and Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable Law by the Party for whose benefit such condition exists) of the following conditions:

(a)

any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated, and any applicable approval pursuant to the competition Laws of Germany and Austria shall have been obtained (the “Required Governmental Approvals”); and

(b)

no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect and no proceeding or lawsuit shall have been commenced by any Governmental Entity with authority over any jurisdiction in which the Company or Buyer have material operations or presence for the purpose of obtaining any such order, decree, injunction, restraint or prohibition and no written notice shall have been received by any Party from any such Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby; provided, however, that each of Buyer, Sellers and the Company shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order or the commencement of any such proceeding or lawsuit and to appeal as promptly as possible any injunction or other order that may be entered.

Section 7.2

Other Conditions to the Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Buyer of the following further conditions:

(a)

all Governmental Approvals shall have been obtained or made and shall be in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)

the representations and warranties of the Company set forth in ARTICLE 3 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the specified date and (ii) to the extent the failure of such representations and warranties (other than those set forth in the second and third sentences of Section 3.2(a), which shall be true and correct in all material respects and other than those set forth in clause (a) of Section 3.7 and in Section 3.19, which shall be true and correct in all respects) to be true and correct as of such dates would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, that for the purposes of the foregoing clause, the qualifications as to “materiality,” “material,” “in all material respects” and “Company Material Adverse Effect” contained in such representations and warranties (other than those set forth in clause (a) of Section 3.7 and in Section 3.19) shall not be given effect;

(c)

the representations and warranties of Sellers set forth in ARTICLE 4 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the specified date and (ii) to the extent the failure of such representations and warranties (other than those set forth in the first sentence of Section 4.2, which shall be true and correct in all material respects) to be true and correct as of such dates would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement, including, but not limited to, Buyer’s acquisition of the USco Shares and/or BV Buyer’s acquisition of the Shares at the Closing; provided, that for the purposes of the foregoing clause, the qualifications as to

“materiality,” “material,” “in all material respects” and “Company Material Adverse Effect” contained in such representations and warranties shall not be given effect;

(d)

the Company and Sellers shall have each performed and complied in all material respects with all covenants required to be performed or complied with by the Company or Sellers, respectively, under this Agreement on or prior to the Closing Date;

(e)

prior to or at the Closing, the Company, Sellers and BVI Seller, as applicable, shall have delivered the following in form and substance reasonably acceptable to Buyer:

(i)

certificates representing the USco Shares, duly endorsed in blank or accompanied by stock powers or any other proper instrument of assignment endorsed in blank in proper form;

(ii)

a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(b) and Section 7.2(d) have been satisfied by the Company;

(iii)

a certificate of authorized executive officers of Sellers, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(c) and Section 7.2(d) have been satisfied by Sellers;

(f)

notice from USco satisfying the requirements of Treasury Regulation Sections 1.897-2(h)(2) and 1.1445-2(c)(3)(i) and certifying that the stock of USco is not a U.S. real property interest;

(g)

the Ancillary Agreements shall have been executed by Seller or the Company, as the case may be;

(h)

Sellers shall have complied with the obligations set forth in Section 6.8(f) to submit the matters specified;

(i)

the Company shall have received and provided Buyer with copies of the Release Documentation in a form reasonably satisfactory to Buyer; and

(j)

Buyer shall have received the proceeds of the Acceptable Financing.

Section 7.3

Other Conditions to the Obligations of the Company and Sellers.  The obligations of the Company and Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company and Sellers of the following further conditions:

(a)

the representations and warranties of Buyer set forth in ARTICLE 5 shall be true and correct in all respects (i) as of the date hereof and (ii) as of the Closing Date as though made on and as of the Closing Date, except (A) to the extent such representations or warranties are made on and as of a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the specified date and (B) in the case of clauses (i) and (ii) to the extent the failure of such representations and warranties (other than those set forth in clause (a) of Section 5.10, which shall be true and correct in all respects) to be so true and correct as of such dates would not have a Buyer Material Adverse Effect or be reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations hereunder; provided, that for the purposes of the foregoing clause, the qualifications as to “materiality,” “material,” “in all material respects” and “Buyer Material Adverse Effect” contained in such representations and warranties (other than those set forth in clause (a) of Section 5.10) shall not be given effect.

(b)

Buyer shall have performed and complied in all material respects with all covenants required to be performed or complied with by Buyer under this Agreement on or prior to the Closing Date;

(c)

prior to or at the Closing, Buyer shall have delivered the following in form and substance reasonably acceptable to the Company:

(i)

the US Purchase Price and the Initial Cash Purchase Price by wire transfer of immediately available funds to accounts designated in writing by Lux Seller, which Lux Seller shall designate not less than two business days prior to the Closing Date;

(ii)

share certificates representing the Stock Purchase Price;

(iii)

a certificate of an authorized executive officer of Buyer, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied; and

(d)

the Ancillary Agreements shall have been executed by Buyer.

Section 7.4

Frustration of Closing Conditions.  No Party may rely on the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by (a) such Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 6.5 or (b) any other material breach of this Agreement.

ARTICLE 8
TERMINATION; AMENDMENT; WAIVER

Section 8.1

Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing.

(a)

by mutual written consent of Buyer and Lux Seller;

(b)

by Buyer, if the Company or Sellers breach or fail to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement such that the conditions to Closing set forth in Section 7.2(b), Section 7.2(c) or Section 7.2(d) are incapable of being satisfied prior to the Termination Date;

(c)

by Lux Seller, if Buyer breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions to Closing set forth in Section 7.3(a) or Section 7.3(b) are incapable of being satisfied prior to the Termination Date;

(d)

by either Buyer or Lux Seller if the transactions contemplated by this Agreement shall not have been August 16, 2010 (the “Termination Date”), unless the failure to consummate the transactions contemplated by this Agreement is the result of a material breach by Buyer (in the case of termination by Buyer) or a material breach by Seller or the Company (in the case of termination by Seller) of their respective obligations or covenants under this Agreement, provided, that, in the event that the transactions contemplated by this Agreement shall not have been consummated by the Termination Date solely due to a Tolling Event, the Termination Date shall be extended until the 15th Business Day following the resolution of such Tolling Event; or

(e)

by either Buyer or by Seller, if any Governmental Entity with authority over any jurisdiction in which the Company or Buyer have material operations shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used commercially reasonable efforts to remove such order, decree, ruling, judgment or injunction.

Section 8.2

Termination Fee.  Immediately after a termination of this Agreement pursuant to Section 8.1, Buyer and Sellers agree that Buyer and Sellers shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to immediately deliver to Lux Seller, on behalf of Sellers, the Termination Fee from the Termination Fee Escrow Account unless either (i) this Agreement is terminated pursuant to Section 8.1(a) and Buyer and Lux Seller agree as part of such termination that the Termination Fee is not due to Sellers, or (ii) the failure of the Closing to occur is primarily the result of a willful and material breach by Sellers or the Company of this Agreement, which breach would result in the failure of any condition set forth in Section 7.1 or Section 7.2 to be satisfied; whereupon the occurrence of the events set forth under clauses (i) and (ii) of this Section 8.2, Buyer and Lux Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Buyer the Termination Fee from the Termination Fee Escrow Account. If the Termination Fee is paid or, following Buyer’s instruction to the Escrow Agent to release the Termination Fee, due to Lux Seller, on behalf of Sellers, Buyer shall have no further liability, whether in law or equity, with respect to this Agreement or the transactions contemplated hereby to Sellers or the Company or any Affiliate thereof, other than payment of the Termination Fee, except in a circumstance in which the failure of the Closing to occur is primarily the result of any willful and material breach by Buyer or BV Buyer of this Agreement.

Section 8.3

Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of Buyer, Seller or the Company or their respective officers, directors or equityholders) with the exception of (a) the provisions of this Section 8.1, the last sentence of Section 6.4, and ARTICLE 10, and (b) any liability of any Party for any willful and material breach of its obligations under this Agreement prior to such termination.  “Willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Section 8.4

Amendment.  This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Buyer, Sellers, and the Company.  This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any amendment by any Party or Parties effected in a manner which does not comply with this Section 8.1(h) shall be void.

Section 8.5

Extension; Waiver.  At any time prior to the Closing, Sellers may, on behalf of Sellers and the Company, (a) extend the time for the performance of any of the obligations or other acts of Buyer contained herein, (b) waive any inaccuracies in the representations and warranties of Buyer contained herein or in any document, certificate or writing delivered by Buyer pursuant hereto or (c) waive compliance by Buyer with any of the agreements or conditions contained herein.  At any time prior to the Closing, Buyer may (i) extend the time for the performance of any of the obligations or other acts of the Company or Sellers contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company and Seller contained herein or in any document, certificate or writing delivered by the Company or Sellers pursuant hereto or (iii) waive compliance by the Company and Sellers with any of the agreements or conditions contained herein.  Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.  The failure or delay on the part of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE 9
NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1

Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive Closing, except for those covenants and agreements contained herein and therein (including Section 6.12) that by their terms are to be performed in whole or in part after Closing and this Article 9 and Article 10.

Section 9.2

KL Business Indemnification; Further Assurances.  From the date of this Agreement, until the third anniversary of the Closing, KL Company shall indemnify, defend and hold Buyer and/or its respective officers, directors, employees, Affiliates and/or agents (each a “Buyer Indemnitee”) harmless from any damages, losses, liabilities, obligations, taxes, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys’ fees and expenses (each, a “Loss”) suffered or paid, directly or indirectly, (a) as a result of, in connection with or arising out of any breach of any representation or warranty made by KL Company contained in Section 3.21 or (b) relating to, in connection with or arising out of the Disposed Business.  In the event that Lux Seller or KL Company transfers a majority of the assets of KL Company, Seller and KL Company shall cause the purchaser or transferee of such assets to assume KL Company’s obligations related to the Disposed Business pursuant to this ARTICLE 9.  The amount of any and all Losses determined in connection with this Section 9.2 shall be determined net of (i) any amounts actually recovered by any Buyer Indemnitee under insurance policies and (ii) any net tax benefits actually realized by Buyer through a reduction in Taxes otherwise payable.  The provisions of this Section 9.2 shall be binding on any successor to or assign of KL Company.

Section 9.3

Further Indemnity.  Buyer Indemnitees shall be indemnified in respect of the matters set forth on Schedule 9.3, subject to the limitations, procedures and terms set forth on such Schedule.

ARTICLE 10
MISCELLANEOUS

Section 10.1

Entire Agreement; Assignment.  This Agreement, together with the schedules and exhibits hereto, and the Ancillary Agreements, (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of Buyer, in the case of the Company or Sellers, or the Company and Sellers, in the case of Buyer; provided, however, that Buyer may assign its rights hereunder to any of its wholly owned Subsidiaries without consent, provided that no such assignment shall relieve Buyer of any of its obligations hereunder, and, following the Closing Date, each of Buyer and any permitted assignee may assign its rights and obligations hereunder without consent in connection with a sale of all or substantially all of Buyer’s assets, as long as the transferee assumes Buyer’s obligations hereunder.  Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.1 shall be void.

Section 10.2

Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt in the case of in-person delivery, or upon confirmation (on a Business Day, or if received on a day that is not a Business Day, as of the next Business Day, of facsimile delivery or delivery by mail or overnight service)) by delivery in person, by facsimile (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

To Buyer:

Phillips-Van Heusen Corporation

200 Madison Avenue

New York, New York 10016

Attention:

Mark D. Fischer, Esq.

Senior Vice President

Facsimile:

212 381-3993

with a copy (which shall not constitute notice to Buyer) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York  10019

Attention:

Andrew J. Nussbaum, Esq.

Gregory E. Ostling, Esq.

Facsimile:

212 403-2000

To Sellers:

c/o Apax Partners, L.P.

601 Lexington Avenue

New York, New York 10016

Attention:

Christian Stahl

Facsimile:

646 417-5519

with a copy (which shall not constitute notice to Sellers) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Attention:

Robert E. Spatt, Esq.

Ryerson Symons, Esq.

Facsimile:

212 455-2502

To the Company (prior to the Closing):

Tommy Hilfiger B.V.

Stadhouderskade 6

1054 ES Amsterdam,

The Netherlands

Attn. Ludo Onnink

Fax: +31 20 589 9880

with a copy (which shall not constitute notice to the Company) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Attention:

Robert E. Spatt, Esq.

Ryerson Symons, Esq.

Facsimile:

212 455-2502

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.3

Governing Law.  This Agreement, including Section 10.13, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 10.4

Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

Section 10.5

Construction; Interpretation.  The term “this Agreement” means this Purchase Agreement together with all the disclosure schedules to this Agreement (the “Schedules”) and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party.  Unless otherwise indicated to the contrary herein by the context or use thereof:  (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including, without limitation, the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement, (b) masculine gender shall also include the feminine and neutral genders, and vice versa; and (c) words importing the singular shall also include the plural, and vice versa.  Except as otherwise provided herein, any reference to “€” or “$” herein includes references to other currencies based on applicable conversion rates as of the date preceding the date of this Agreement.

Section 10.6

Exhibits and Schedules.  All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  Any item disclosed in any Schedule referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent.  The specification of any dollar or euro amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 10.7

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 6.12 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), and ARTICLE 9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  Notwithstanding the foregoing, any financial institution which provides Financing is intended to, and shall, be a third party beneficiary of the agreements contained in Section 10.11(b)(ii) and 10.12(b).

Section 10.8

Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 10.9

Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.10

Knowledge.  For all purposes of this Agreement, the phrases “to the Company’s knowledge” and “known by the Company”, “to Sellers’ knowledge” and “known by Sellers”, and to “Buyer’s knowledge” and “known by Buyer”, and any derivations thereof shall mean, as of the applicable date, the actual knowledge (after reasonable inquiry of the persons in the organization having primary responsibility for the applicable matter (and shall in no event encompass constructive, imputed or similar concepts of knowledge)) of those individuals set forth on Section 10.10 of the Company Disclosure Schedules and Buyer Disclosure Schedules, respectively, none of whom shall have any personal liability or obligations regarding such knowledge.

Section 10.11

Waiver of Jury Trial.  Each Party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Agreement or (b)(i) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions related hereto or (ii) any Financing, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each Party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties may file a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

Section 10.12

Jurisdiction and Venue.

(a)

Each of the Parties hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.  The parties hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)

Each of the parties hereto agrees that it will not (and it will not permit its controlled Affiliates to) bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any source of Financing in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to the arrangement, underwriting or provision thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof); provided, that the foregoing shall not apply to the extent that any agreement entered into after the date hereof between any party hereto (or its affiliate) and any source of Financing provides otherwise (which further agreement shall only bind the parties hereto with their consent).

Section 10.13

Remedies; Limitation on Damages; Liabilities.

(a)

Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security).  All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b)

Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.  In circumstances where Buyer or Sellers are obligated to consummate the transactions contemplated by this Agreement and such transactions have not been consummated (other than as a result of the other party’s refusal to close in violation of this Agreement) each of Buyer and each Seller expressly acknowledges and agrees that the other party and its shareholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its shareholders, and that such other party on behalf of itself and its shareholders shall be entitled to enforce specifically Buyer’s or Sellers’, as the case may be, obligation to consummate such transactions.

(c)

Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that neither Sellers nor any Group Company shall be entitled to enforce specifically the obligations of Buyer to consummate the transactions contemplated by this

Agreement unless all of the conditions set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived, including, for the avoidance of doubt, Section 7.2(j).  If (i) financing is available to Buyer that is Acceptable Financing and (ii) all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(j)) shall have been satisfied or waived, Sellers shall be entitled to an injunction, specific performance and other equitable relief to cause Buyer to borrow the proceeds of the Acceptable Financing.

(d)

Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(e)

No Party shall be liable for any consequential, punitive or special damages related to any breach of this Agreement or any claim for indemnification hereunder.

(f)

The liabilities and obligations of each Seller hereunder shall be several and not joint.

*     *     *     *     *

IN WITNESS WHEREOF, each of the Parties has caused this Purchase Agreement to be duly executed on its behalf as of the day and year first above written.

TOMMY HILFIGER CORPORATION

By:    /s/ Ludovicus Rudolf Onnink

     Name: Ludovicus Rudolf Onnink

     Title: Director

TOMMY HILFIGER HOLDING S.à R.L

By:     /s/ Christian Stahl

     Name: Christian Stahl

     Title:

By:     /s/ Frank Ehmer

     Name: Frank Ehmer

     Title:  Class A Manager

TOMMY HILFIGER B.V.

By:      /s/ Fred Gehring

     Name: Fred Gehring

     Title:

By:     /s/ Ludovicus Rudolf Onnink

     Name: Ludovicus Rudolf Onnink

     Title:  Director

ASIAN AND WESTERN CLASSICS B.V.

By:      /s/ Fred Gehring

Name: Fred Gehring

Title:

By:    /s/ Ludovicus Rudolf Onnink

     Name: Ludovicus Rudolf Onnink

     Title:  Director

PHILLIPS-VAN HEUSEN CORPORATION

By:       /s/ Mark D. Fischer

      Name: Mark D. Fischer

      Title:  Senior Vice President

PRINCE 2 B.V.

By:     /s/ Mark D. Fischer

     Name: Mark D. Fischer

     Title: Authorized Person

STICHTING ADMINISTRATIEKANTOOR

ELMIRA

By      /s/ Matthijs Shütte

     Name: Matthijs Shütte

     Title: Managing Director

Exhibit A – Forms of Management Term Sheets

Exhibit B - Form of Stockholders Agreement

Exhibit C – Joint Venture Agreement Term Sheet

Exhibit D – Form of Notarial Deed of Transfer